As filed with the Securities and Exchange Commission on January 4, 2017

Registration No. 333-213570

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEANGOAL ENERGY, CORP.

(Exact name of registrant as specified in its charter)

Wyoming	5190	47-4611705
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Bill MacGillivary

Chief Executive Officer

1717 N Bayshore Dr. #2831

Miami FL, 33132

(786) 631-4174

(Address and telephone number of registrant’s principal offices)

Copies to:

Andrew Coldicutt

Law Office of Andrew Coldicutt

1220 Rosecrans Street, PMB 258

San Diego, CA 92106

(619) 228-4970

Info@ColdicuttLaw.com

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes [ ] No [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed offering price per share (3)	Proposed maximum aggregate offering price (5)	Amount of registration fee (4)

Common Stock (1)	10,000,000	$0.05 per share	$500,000	$57.95

Common Stock (2)	5,010,000	$0.05 per share	$250,500	$29.03

Total:			$750,500	$86.98

(1)	10,000,000 shares of common stock offered by the Company
(2)	5,010,000 shares of common stock offered by the Selling Stockholders
(3)	There is no current market for the securities. Although the Registrant’s common stock has a par value of $0.0001, the Registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the Registrant has valued the common stock, in good faith and for purposes of the registration fee. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(4)	Registration Fee has been paid via Fedwire.
(5)	Estimated Solely for the purpose of calculating the registration fee pursuant to Rule 457.

The proposed offering price per share for the Selling Stockholders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The price of $0.05 is a fixed price at which the Company and the Selling Stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or at privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus.  Any representation to the contrary is a criminal offense.

PART I – INFORMATION REQUIRED IN PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion dated January 4, 2017

CLEANGOAL ENERGY, CORP.

$500,000

Up To 10,000,000 Shares of Common Stock Offered By the Company

5,010,000 Shares of Common Stock Offered By Selling Stockholders

The name of our company is CleanGoal Energy, Corp. and we were incorporated in the State of Delaware on February 24, 2015, and on August 15, 2016 we changed our domicile to Wyoming. This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. This prospectus relates to the offering of up to 15,010,000 shares of our Common Stock, par value $0.0001 per share. The Company is registering 10,000,000 shares of common stock, par value $0.0001, of CleanGoal Energy, Corp. (referred to herein as the “Company,” “Issuer,” “Registrant,” or “CLGO”), at a price of $0.05 per share, on a best efforts basis (the “Primary Offering”).    The offering will commence promptly on the date upon which the registration statement is declared effective. The offering will be for 180 days. At the discretion of our management, we may extend the offering for up to 90 days following the expiration of the 180-day offering period.  This is the initial offering of common stock of the Company.  The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its officers and directors.  The total proceeds from the Primary Offering will not be escrowed or segregated but will be available to the Company immediately.  There is no minimum amount of common shares required to be purchased and therefore, the total proceeds received by the Company might not be enough to continue operations or a market may not develop.  No commission or other compensation related to the sale of the shares will be paid.

In addition, there are 5,010,000 shares of our Common Stock, par value of $0.0001, being registered by the following existing holders of the securities, referred to as “Selling Stockholders” throughout this document (the “Secondary Offering”). The selling stockholders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and/or OTC Markets, and thereafter at prevailing market prices or privately negotiated prices. Sales by our stockholders must be made at the fixed price of $0.05 until a market develops for the stock. The selling stockholders either purchased their shares for $0.05 per share, earned their shares through consulting agreements or were gifted the shares. We believe that there is a substantial risk that such a public market will never develop. We will not receive any proceeds from the sale of shares by the selling stockholders.

The Company’s common stock is presently not traded on any market or securities exchange. Although the Company intends to apply for trading of its common stock on the OTC Bulletin Board, public trading of its common stock may never materialize.

This Offering involves a high degree of risk.  Please see Risk Factors starting on page 10 to read about factors you should consider before buying any of the Shares pursuant to this Offering.

The information in this Prospectus is not complete and may be changed.  The Company may not sell the Shares until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective.  This Prospectus is not an offer to sell the Shares nor is it a solicitation of an offer to buy the Shares in any state where the offer or sale is not permitted.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. Investment in the common stock offered by this prospectus involves a high degree of risk. You may lose your entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 4, 2016

You should rely only on the information contained in this Prospectus and in any Prospectus Supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

ITEM 3. PROSPECTUS SUMMARY

CLEANGOAL ENERGY, CORP.

(A Development Stage Company)

This summary contains material information about us and the offering which is described in detail elsewhere in the Prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors” on page 6, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company,” “CleanGoal,” and “CLGO” refer to CLEANGOAL ENERGY, CORP., a Wyoming corporation.

Our Business

On February 24, 2015, we were incorporated in the State of Delaware as CleanGoal Energy Corp. On August 15, 2016 we changed our state of incorporation of the Company to the State of Wyoming.

Our general business strategy is aimed at building value through positioning the Company in the future by organizing and operating “green technology” subsidiaries where we will position ourselves as a niche provider of renewable energy and of technologically advanced products or services within the green technology area of operation. Our first area of focus will be on the purchasing and then reselling of Astaxanthin (a product produced by growing Algae) for cosmetic and nutraceutical / dietary supplemental uses. A nutraceutical is a product derived from food sources with extra health benefits as well as basic nutritional value. Currently the Company does not have any products, or services and has not begun purchasing or distributing any Astaxanthin products. A dietary supplement is intended to provide nutrients that may otherwise not be consumed in sufficient quantities. The Company also anticipates updating and refining the business strategy as new opportunities present themselves. In general, the component functions of the business model are to:

  incrementally invest, market, and refine our Astaxanthin products;
  concentrate initial sales efforts on focused market entry opportunities; and
  increase sales to a level that establishes market acceptance, as determined by the Company’s management.

We currently do not have patents on our Astaxanthin or related products. Please refer to “Description of Our Business.” We have no revenues, have sustained losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We may not generate revenues even if any of our Green Technologies are developed into fully functioning applications. Accordingly, we will be dependent on future financings in order to maintain our operations and continue our research and development. Please refer to “Risk Factors.”

Milestones:

The following growth strategy and milestones are based on the estimates made by management. The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $100,000. Management prepared the milestones based on three varying levels of offering raise success: Minimum Offering proceeds raised of $200,000, 50% of the Maximum Offering proceeds raised ($250,000), and the Maximum Offering proceeds raised of $500,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The Company planned the following milestones based on quarters after the closing of our offering.

Quarter

0-3 Months	(estimated expenditures based on Minimum Offering raised $25,000)
(estimated expenditures based on 50% of Maximum Offering raised $30,000)
(estimated expenditures based on Maximum Offering raised $75,000)

•	Begin Importing Astaxanthin according to our Joint Venture Agreement

•	Search for third party GMP approved storage facility / packaging facilities for our Astaxanthin products

•	Further research corporate users of Astaxanthin, quantities used, and price paid for it

•	Initiate sales / marketing programs to retailers and consumers

•	Complete website and search engine optimization

•	Complete accounting, audit review and legal requirements to remain in compliance with governmental and regulatory agencies

4-6 Months	(estimated expenditures based on Minimum Offering raised $30,000)
(estimated expenditures based on 50% of Maximum Offering raised $60,000)
(estimated expenditures based on Maximum Offering raised $125,000)

•	Begin corporate product development for our own Astaxanthin supplements

•	Increase sales / marketing programs to fish farms, supplement companies, and consumers

•	Hire third party GMP approved storage / package facility for our Astaxanthin products

•	Further optimize our website and online marketing

•	Finalize sales and marketing material for distribution

•	Evaluate and hire third party or outside consultants to help expedite deficiencies

•	Complete accounting, audit review and legal requirements to remain in compliance with governmental and regulatory agencies

7-9 Months	(estimated expenditures based on Minimum Offering raised $25,000)
(estimated expenditures based on 50% of Maximum Offering raised $30,000)
(estimated expenditures based on Maximum Offering raised $100,000)

•	Increase marketing efforts to targeted Astaxanthin consumers

•	Increase efforts to gain exposure in the supplement marketplace by growing the number of retailers carrying our products

•	Evaluate and identify possible further joint venture opportunities in the supplement industries

•	Evaluate our supplements based on sales and user feedback and make developmental upgrades based on their recommendations / suggestions

•	Evaluate overall operations to date and make positive adjustments

•	Complete accounting, audit review and legal requirements to remain in compliance with governmental and regulatory agencies

•	Initiate drafting of a two-year overall business plan utilizing the progress our Astaxanthin sales have made to date

10-12 Months	(estimated expenditures based on Minimum Offering raised $20,000)
(estimated expenditures based on 50% of Maximum Offering raised $30,000)
(estimated expenditures based on Maximum Offering raised $100,000)

•	Analyze revenue generating effectiveness of our Supplement and resale departments and make necessary adjustments/changes

•	Analyze marketing efforts to date and address necessary deficiencies in our approach to selling Astaxanthin

•	Further increase corporate exposure in the marketplace through sales and marketing efforts

•	Complete accounting, annual audit and legal requirements to remain in compliance with governmental and regulatory agencies

•	By this stage of our operations we hope to have identified additional revenue generating opportunities and incorporate them into a two-year marketing plan

We believe that our currently available capital resources will not meet our present and near-term cash needs and thus we will require additional cash resources, including the sale of equity and or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. We will require additional cash resources due to implement our business strategy, to purchase the natural Astaxanthin products, to store and package our Astaxanthin products, and begin our marketing initiatives. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

See “Use of Proceeds” “Description of Business - The Company - Plan of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The Company’s fiscal year end is December 31st.

 Where You Can Find Us

Our principal and technical office, from which we conduct our business activities, is located at 1717 N. Bayshore Dr. #2831, Miami FL, 33132.

The telephone number is (786) 631-4174, and our website is www.cleangoal.com. This web site is not incorporated in this Form S-1.

Our History

We were incorporated under the laws of the State of Delaware on February 24, 2015.

On February 24, 2015, we appointed Wayne Miletta to be the President, Chief Executive Officer, and Director of the Company.

On February 24, 2015, we appointed Meir Strahlberg to be our Treasurer, Chief Financial Officer, and Director of the Company.

On February 24, 2015, we appointed Kenneth Lelek to be our Chief Operating Officer, Secretary and Director to the Company.

On June 19, 2015, we issued 1,500 shares to our Chief Operating Officer, Kenneth Lelek for services to the Company.

On July 20, 2015, the Company removed Mr. Strahlberg as our Treasurer, Chief Financial Officer and as a Director of the Company. The Company then appointed Kenneth Lelek as the new Treasurer, Chief Financial Officer for the Company.

On August 6, 2015, we increased our Authorized shares from 1,500 to 100,000,000 shares of common stock, par value $0.0001 with the Secretary of State of Delaware.

On September 30, 2015, we received funding of $50,000 through an unsecured promissory note with Eric Horton (“Horton”) for $50,000. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. The note is due on demand.

On September 30, 2015, the Company executed an unsecured promissory note with CleanGoal Environmental Ltd. (“CGEI”), which is a related party, for $24,980. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. The note is due on demand.

On April 11, 2016, the Company entered into a consulting agreement with Erica Segovic, for a period of one year in return for 1,500,000 shares of the Company as consideration.

On April 21, 2016, the Company removed Wayne Miletta as our President and CEO. The Company then appointed Bill MacGillivary as the Company’s President, Chief Executive Officer, Chief Operating Officer and as a Director of the Company.

On August 15, 2016, the Company changed its state of incorporation to Wyoming.

About this offering

This Prospectus relates to a total of 10,000,000 shares of common stock of CleanGoal Energy, Corp., a Wyoming corporation.

An aggregate of up to 15,010,000 shares of our Common Stock may be offered and sold pursuant to this Prospectus by the Company and its Selling Stockholders. The Selling Stockholders acquired the 4,510,000 shares from us in a Regulation S private placement conducted between August 14, 2015 and February 27, 2016, and 1,500,000 shares from a consulting agreement.

Selling Stockholders

 Shares being Registered by the Company

This is the Company’s initial public offering.  The Company is registering a total of 15,010,000 shares of its Common Stock.  Of the shares being registered, 5,010,000 are being registered for sale by the Selling Stockholders that are currently issued and outstanding.  The Company will not receive any proceeds from the sale of any of the 5,010,000 shares of the common stock being sold by the Selling Stockholders.  The Selling Stockholders may sell, as soon as practicable following the effectiveness of this registration at a fixed price of $0.05 until the shares are quoted on the Over the Counter Bulletin Board (“OTCBB”), or the OTC Markets or listed on a securities exchange, and thereafter at prevailing market prices or in privately negotiated transactions.

The Company is offering 10,000,000 Shares of its common stock for sale in a self-underwritten, best-efforts offering.   The Company will receive up to $500,000 in the event that all the 10,000,000 shares of common stock are sold, of which there can be no assurance.

The Company will not receive any proceeds from the sales by the Selling Stockholders. The proceeds, if any, from the sale of the 10,000,000 shares of common stock by the Company, will be used for general working capital purposes.  This offering will terminate on the earlier of the sale of all of the shares offered or 180 days after the date of the prospectus, unless extended an additional 90 days by the board of directors.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies.  Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Terms Of The Offering

As of the date of this prospectus, the Company has 21,411,500 shares of Common Stock issued and outstanding. The Company is registering an additional 10,000,000 shares of its Common Stock for sale at the price of $.05 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock. The Company is also registering 5,010,000 shares of common stock, par value $0.0001, which are held by current stockholders that will be sold concurrently with the Company’s Offering. Potential investors may be able to purchase securities from the selling stockholders at a price below the price at which the registrant is selling shares in this offering.

In connection with the Company’s selling efforts in the Offering, neither Bill MacGillivary, Wayne Miletta, or Kenneth Lelek will register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. MacGillivary, Mr. Miletta, and Mr. Lelek are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. MacGillivary, Mr. Miletta, and Mr. Lelek will not be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities. Mr. MacGillivary, Mr. Miletta, and Mr. Lelek are not, nor have they been within the past 12 months, a broker or dealer, and they have not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. MacGillivary, Mr. Miletta, and Mr. Lelek will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. MacGillivary, Mr. Miletta, and Mr. Lelek have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered by the Company:	10,000,000 shares of Common stock, par value $0.0001, on a best-efforts basis
Securities Being Offered by the Selling Stockholders:	Up to 5,010,000 shares of common stock, par value $0.0001, until the common stock becomes quoted on the OTC Bulletin Board, OTC Markets or listed on a securities exchange, and thereafter at market prices or prices negotiated in private transactions
Offering Price per Share:	The offering price per share is: (i) $0.05 per share for the 10,000,000 shares offered by the Company; (ii) $0.05 per share for securities being offered by the Selling Stockholders.
Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days.
Net Proceeds to The Company:	$500,000, if all the shares are sold (Total Net Offering Proceeds).
Use of Proceeds:	The Company intends to use the proceeds for day to day business operations. We anticipate that any net proceeds we receive in connection with the sale of the shares will be used for continued development of our products and for general corporate purposes and working capital.
Number of Shares Outstanding Before the Offering:	21,411,500
Number of Shares Outstanding After the Offering:	Up to 31,511,500, if all the shares are sold and distributed.
Registration Costs:	Management estimates the total offering registration costs to be $100,000.

The Company’s officers, directors and control persons do not intend to purchase any shares in this offering.

Jumpstart Our Business Startups Act:

The Company is a development stage, company and qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1).  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

SUMMARY FINANCIAL DATA

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from February 24, 2015 (date of inception) to December 31, 2015, included on Page F-1 in this prospectus and the reviewed financial statements for the nine months ended September 30, 2016.

Financial Summary	September 30, 2016 ($)	December 31, 2015 ($)
Cash and Deposits	11,659	32,831
Total Assets	11,659	32,831
Total Liabilities	208,239	120,238
Total Stockholder’s Deficit	196,580	87,407

Statement of Operations	Accumulated From Inception (February 24, 2015) to December 31, 2015 ($)
Revenues	—
Cost of Revenues	—
Total Expenses	$322,657
Net Loss Since Inception	$322,657

We have just commenced our operations and are currently have no revenue. Our accumulated deficit at December 31, 2015, was $322,657. We anticipate that we will continue to incur net losses from our operations for the foreseeable future.

Risk Associated With Our Business

Corporate Background

CLEANGOAL ENERGY, CORP., is a development stage company that was formed in the State of Delaware on February 24, 2015. On August 15, 2016, the Company changed its domicile to the State of Wyoming. Our general business strategy is aimed at building value through positioning each of the operating of “green technology” subsidiaries as a niche provider of renewable energy and of technologically advanced products or services within the green technology area of operation. Our first area of focus will be on the purchasing and then reselling of Astaxanthin (a product produced by growing Algae) for cosmetic and nutraceutical uses. The Company also anticipates updating and refining the business strategy as new opportunities present themselves. In general, the component functions of the business model are to:

  incrementally invest, market, and refine our Astaxanthin products;
  concentrate initial sales efforts on focused market entry opportunities; and
  increase sales to a level that establishes market acceptance, as determined by the Company’s management.

The accompanying financial statements have been prepared assuming CLGO will continue as a going concern.  As discussed in Note 1 to the financial statements, CLGO has not generated any cash flow from operations and has accumulated losses since inception.  These factors raise substantial doubt about CLGO’s ability to continue as a going concern.  CLGO’s is in the development stage and to date has not generated any revenue.  In a development stage company, management devotes most of its activities to the development and marketing of the Company’s web and smartphone applications.  The financial statements have been prepared on a going concern basis, which implies that CLGO will continue to realize its assets and discharge its liabilities in the normal course of business.  CLGO is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  There is no guarantee that CLGO will be able to raise any equity financing or generate profitable operations. As of December 31, 2015, CLGO has accumulated losses of $322,657 since inception.  These factors raise substantial doubt regarding CLGO’s ability to continue as a going concern.

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis,” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

Risks Related to Our Business and Industry

We are a development stage company and have incurred substantial losses since inception.

We have never earned any revenues. In addition, we have incurred net losses of $322,657 for the period from our inception (February 24, 2015) through December 31, 2015, net losses of $409,173 for the nine months ended September 30, 2016, and, based upon our current plan of operation, we expect that we will incur losses for the foreseeable future.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our financial statements as of and for the year ended December 31, 2015. Because we have not yet generated revenues from our operations our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. The fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

Our business plan and proposed operations are forward looking and there is no assurance that we will achieve them.

The information contained herein is forward looking.  Our operations to date have been limited.  There is no assurance that we will achieve our proposed objectives.  We anticipate that we will continue to report losses and negative cash flow for several years.  As such, if you invest in us, you may lose your entire investment.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business may suffer.

Our cash, cash equivalents and short-term investments on hand totaled $11,659 at September 30, 2016.  We expect these funds to allow us to operate the Company at a very minimal state for up to three months. The Company will need to raise approximately $12,000 to operate until the year ending December 31, 2016. To date, we have relied primarily upon cash from the private sale of equity securities and loans to generate the working capital needed to finance our operations.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated.  As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise.  We have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all.  If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.  Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which could significantly harm the business and development of operations. Because our independent auditors have expressed doubt as to our ability to continue as a “going concern,” as reported in their report on our financial statements, our ability to raise capital may be severely hampered. Similarly, our ability to borrow any such capital may be more expensive and difficult to obtain until this “going concern” uncertainty is resolved.

If we are unable to recruit, train and retain key personnel necessary to operate our business, our ability to successfully manage our business and develop and market our products may be harmed.

To maintain our business position, we will need to attract, retain, and motivate highly skilled design, development, management, accounting, sales, merchandising, marketing, and customer service personnel.  Competition for many of these types of personnel can be intense, depending on general economic conditions, alternative employment options, and job location.  As a result, we may be unable to successfully attract or retain qualified personnel. Additionally, any of our officers or employees can terminate their employment with us at any time. The loss of any key employee, or our inability to attract or retain other qualified employees, could have a material adverse effect on our business, prospects, results of operations, and financial condition.

A worsening of the economy, particularly in the United States and Canada, could materially adversely affect our business.

The success of our business operations depends significantly on consumer confidence and spending, which deteriorated during the recent worldwide economic downturn.  A re-occurrence of the economic downturn and the consequent impact on consumer spending, particularly in the United States and Canada, could adversely impact our revenue, ability to market our products, build customer loyalty, or otherwise implement our business strategy.  In such a scenario, we would experience a material adverse effect on our business, prospects, results of operations, and financial condition.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

We have never generated revenues and we have never been profitable. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to purchase, package, market and sell our Astaxanthin products, we will fail and you will lose your entire investment.

Our directors may face conflicts of interest in connection with our participation in certain ventures because they are directors of other companies.

Our directors may also be a director of other companies (including industry related companies) and, if those other companies participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. It is possible that due to our directors’ conflicting interests, we may be precluded from participating in certain projects that we might otherwise have participated in, or we may obtain less favorable terms on certain projects than we might have obtained if our directors were not also directors of other participating green product companies. In an effort to balance their conflicting interests, our directors may approve terms equally favorable to all of their companies as opposed to negotiating terms more favorable to us but adverse to their other companies. Additionally, it is possible that we may not be afforded certain opportunities to participate in particular projects because those projects are assigned to our directors’ other companies for which the directors may deem the projects to have a greater benefit.

Our future performance is dependent on our ability to retain key personnel, loss of which would adversely affect our success and growth.

Our performance is substantially dependent on the performance of our senior management. In particular, our success depends on the continued efforts of Bill MacGillivary, our President and Chief Executive Officer, Chief Operating Officer and a Director, Kenneth Lelek, our Chief Financial Officer, Secretary and Chairman of the Board, and Director Wayne Miletta. The loss of their services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with any of our officers or our key employees, nor do we have key person insurance covering our employees.

Our products may not gain commercial or market acceptance, which would prevent us from achieving increased revenues and market share.

The development of a successful market for our products may be adversely affected by a number of factors, many of which are beyond our control, including:

  our failure to produce products that compete favorably against other products on the basis of cost, quality, and performance;
  any limitations or perceived inefficiencies;
  the willingness of the target population to try our Astaxanthin products and whether or not customers will accept our products; and
  the strength of marketing and product support and timing of market introduction.

If our products fail to gain market acceptance, we would be unable to realize revenues, gain or increase market share and achieve and sustain profitability.

If our products become contaminated, due to our failure or the failure of our third party suppliers, our business could be seriously harmed.

We will adopt various quality, environmental, health and safety standards. However, our products may still not meet these standards or could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of third party suppliers, such as our bottlers, manufacturers, distributors or suppliers. Such a failure or contamination could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated even from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

We currently rely on AlgaeCan Biotech, Ltd., a single third-party to produce our Astaxanthin products, and depend on it for the supply and quality of our Astaxanthin products.

We will purchase our Astaxanthin products from a single manufacturer, AlgaeCan Biotech, Ltd., and are therefore, subject to the risk that our third-party supplier may not provide our customers with the quality and performance that they expect from our products. Our manufacturer may not view fulfilling our orders as a priority in the event it is constrained in its ability to fulfill all of its customer obligations in a timely manner. In addition, if we need to increase our manufacturing capacity beyond what our current manufacturer is able to provide, we may not be able to meet customer demand on a timely basis or find an additional manufacturer. If we are required, or we desire, to replace our manufacturer or add an additional manufacturer, we may need to expend a considerable amount of resources, time and money to locate another manufacturer, and as a result, we may experience a delay in our ability to meet customer demand during the transition process. There is no guarantee that we would be able to find a suitable replacement for our current manufacturer AlgaeCan Biotech, Ltd. We will place manufacturing orders on a purchase order basis under the terms of a distribution agreement with our manufacturer. In addition, we must also predict the number of products that we will require. If we underestimate our requirements, our manufacturer may have inadequate materials and components required to produce our products. This could result in an interruption of the manufacturing of our products, delays in shipments and deferral or loss of revenue. Quality or performance failures of our products or changes in our manufacturer’s financial or business condition could disrupt our ability to supply quality products to our customers and thereby have a material and adverse effect on our operating results, financial condition and cash flows.

We have no commercial contracts and no existing revenue stream.

We believe that virtually all of our revenues will come from the sale or license of our potential Astaxanthin products.  As a result, we will continue to incur substantial operating losses until such time as we are able to generate revenues from the sale or license of our products.   We currently have one third party contract, to supply our Astaxanthin product and there can be no assurance that businesses and customers will purchase our potential Astaxanthin products, or businesses and prospective customers will agree to pay for our Astaxanthin products or supplements.  In the event that we are not able to obtain customers that purchase our Astaxanthin products or supplements, or if we are unable to charge the necessary prices or license fees for our products or supplements, our financial condition and results of our operations will be materially and adversely affected.

We may face significant competition, and if we are unable to compete effectively, our sales may be adversely affected.

We believe that our Astaxanthin products will compete with other supplements in the marketplace.  However, there are companies in a variety of related markets, including but not limited to, nutraceuticals, supplements, and vitamins that are larger, better funded, and have experience in our channels of distribution.  These companies could potentially decide to develop products to compete with our products. These companies could use better research technologies to invent new products or improve on existing products, and could achieve better consumer acceptance.  The success of any competing products may have a material adverse effect on our business prospects, results of operations and financial condition.

We may face unexpected environmental issues or difficulties in the permitting process.

Any effort to implement the production of our own Astaxanthin or to expand our development of our Astaxanthin may require a significant environmental impact analysis and operating and environmental permits.  We may not be successful in obtaining the necessary permits, and any environmental analysis may be costly and produce adverse results that would prohibit us from proceeding with any implementation of our own production of Astaxanthin.

Our capital requirements may change.

We may require substantial additional funds in order to continue our research and development programs, and to conduct full scale manufacturing and marketing of our products that may be developed.  Our capital requirements depend on numerous factors, including but not limited to, the initiation and progress of our research and development programs, the progress of product testing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing supplement and market developments, changes in our existing research relationships, the ability of us to establish collaborative arrangements, the development of commercialization activities and arrangements, and the purchase of additional products, facilities and capital equipment.  There can be no assurance, however, that changes in our research and development plans, acquisitions or other events affecting our operations will not result in accelerated or unexpected expenditures.  Thereafter, we will need to raise substantial additional capital to fund our operations.  There can be no assurance, however, that additional financing will be available, or if available, will be available on acceptable or affordable terms.

Our revenues can be influenced by changes in the law, regulations, tax code, and international treaties, including the laws of Canada and the United States.

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control.  We are unable to assess or predict at this time what effect changes in regulations or legislation could have on our activities.  Actions taken at the national and international level, including the United Nations, can negatively impact our ability to generate revenue and may substantially impact our operations. Specifically, post-Kyoto action on climate change treaties, cap-and-trade systems, and related governmental regulatory schemes may significantly affect our ability to compete in a changing marketplace.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Officers and Directors, who will receive no commissions. There is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited into our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. As this offering is a direct public offering and is being conducted without an underwriter, there is a probability that we may be unable to sell any of the offered shares, as we do not have the access and connections to the investors and markets that an underwriter usually possesses.

Since We Are Selling up to 10,000,000 Shares of Our Common Stock on a Self-Underwritten Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter's Due Diligence.

We are selling up to a maximum of 10,000,000 shares of our common stock on a self-underwritten basis. As a result, purchasers of our common stock will not have the benefit of an underwriter's due diligence, whose task is, among others, to confirm the accuracy of the disclosures made in the prospectus.

We do not maintain theft or casualty insurance, liability or property insurance coverage and therefore could incur losses as a result of an uninsured loss.

We do not maintain theft, casualty insurance, liability or property insurance coverage as of this date.  We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business.  Any such uninsured or insured loss or liability could have a material adverse effect on our results of operations.

RISKS RELATING TO OUR COMMON SHARES

We may issue additional common shares in the future, which would reduce our current investors’ percentage of ownership and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 21,411,500 shares are issued and outstanding. The future issuance of additional shares of common stock which we are currently authorized to issue may result in substantial dilution in the percentage of our stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. Additionally, the terms of any preferred stock that we might issue may substantially dilute the voting rights of our then-current stockholders, or may require us to pay significant dividends before any distributions may be made to our other stockholders.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person’s account for transactions in penny stocks; and
  that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight:

  sets forth the basis on which the broker or dealer made the suitability determination; and
  confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The offering price of the common stock was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell, and if our shares are ever quoted on the OTC Bulletin Board or OTC Markets, investors may be able to purchase securities from the selling stockholders at a price below the price at which the registrant is selling shares in this offering.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined arbitrarily. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities. If our shares are ever quoted on the OTC Bulletin Board or OTC Markets, investors may be able to purchase securities from the selling stockholders at a price below the price at which the registrant is selling shares in this offering.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA Over the Counter Bulletin Board or OTC Markets after the registration statement relating to this Prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such an application. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or OTC Markets or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so. There is no assurance that a market maker will file an application for quotation of our stock, or that such an application, if filed, will be accepted.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We estimate that these increased reporting and disclosure requirements will increase our expenses by a minimum of $30,000 per year. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our Common Stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our Common Stock will be terminated following a 30-day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our Common Stock may find it difficult to sell their shares.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board or other Over-the-Counter market following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

  variations in quarterly operating results;
  our announcements of the acquisition of assets and achievement of milestones, or the inability to so acquire assets or achieve milestones;
  our relationships with other companies or capital commitments;
  additions or departures of key personnel;
  sales of capital stock or termination of stock transfer restrictions;
  changes in financial estimates by securities analysts, if any; and
  fluctuations in stock market price and volume.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

There is no public market for our Common Stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our Common Stock.

We intend to apply for listing with Standard and Poor’s Corporate Manual, a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide us with “manual” exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S.  Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-nine states, certain U.S.  Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by persons who purchase shares under this prospectus.   In these states, territories and district, so long as we obtain and maintain a listing with Standard and Poor’s Corporate Manual or in Mergent, Inc., secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states, territories and district.  These 39 states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Delaware, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming.   We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective.  Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our stockholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Voting control of our common stock is possessed by Bill MacGillivary and Kenneth Lelek. This concentration of ownership could discourage or prevent a potential takeover of CleanGoal Energy, Corp. that might otherwise result in your receiving a premium over the market price for your common stock.

The voting control of our common stock is possessed by our officers and directors Bill MacGillivary our Chief Executive Officer, Chief Operating Officer and Director and Kenneth Lelek, our Chief Financial Officer, Secretary and Director, who were issued 15,001,500 shares of our common stock for services in the years 2015 and 2016. Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Bill MacGillivary and Kenneth Lelek have the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your common stock.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Wyoming law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).

Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we currently intend to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.

However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not “accredited investors” (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets OTC Link, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;
-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; an
-	reduced disclosure about the emerging growth company’s executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,
-	the first fiscal year after our annual gross revenues are $1 billion or more,
-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

The Company will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1).

This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election the financial statements may not be comparable to companies that comply with public company effective dates.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

  trends affecting the Company’s financial condition, results of operations or future prospects the Company’s business and growth strategies
  the Company’s financing plans and forecasts
  the factors that management expects to contribute to its success and the Company’s ability to be successful in the future the Company’s business model and strategy for realizing positive results when sales begin competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the green market in which the Company competes;
  expenses
  the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results the Company’s ability to meet its projected operating expenditures and the costs associated with development of new green projects the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared the impact of new accounting pronouncements on its financial statements that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months the Company’s market risk exposure and efforts to minimize risk development opportunities and its ability to successfully take advantage of such opportunities regulations, including anticipated taxes, tax credits or tax refunds expected the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation
  that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results, and expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

  the Company’s inability to raise additional funds to support our Astaxanthin operations if required the Company’s inability to effectively manage its growth
  the Company’s inability to achieve greater and broader market acceptance in existing and new market segments the Company’s inability to successfully compete against existing and future competitors the effects of intense competition that exists in the industry the effects of an economic downturn and its effect on consumer spending the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to the Company’s business or lack of growth in the business, may result in significant write-downs or impairments in future periods the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters financial community perceptions of the Company and the effect of economic, credit and capital market conditions on the economy, and other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

ITEM 4. USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means the Company will receive $500,000 if all of the Shares of Common Stock offered hereunder are purchased. However, the Company cannot guarantee that it will sell any or all of the Shares being offered by the Company. The “Use of Proceeds” Chart below estimates the use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	10,000,000 Shares Sold (100%)	7,500,000 Shares Sold (75%)	5,000,000 Shares Sold (50%)	1,000,000 Shares Sold (10%)
Gross Offering Proceeds	$500,000	$375,000	$250,000	$50,000
Approximate Offering Expenses (1)
SEC Filings	$ 7,000	$ 7,000	$ 7,000	$ 7,000
Transfer Agent	$ 3,000	$ 3,000	$ 3,000	$ 3,000
Drafting, and Preparation of the Registration Statement	$ 15,000	$ 15,000	$ 15,000	$ 15,000
Preparation and Filing of Form 15c211, and application for DTC Eligibility	$ 15,000	$ 15,000	$ 15,000	$ 15,000
Legal and Accounting up to the period of Notice of Effectiveness	$ 60,000	$ 60,000	$ 60,000	$ 60,000
Total Offering Expenses	$100,000	$100,000	$100,000	$100,000
Total Net Offering Proceeds	$400,000	$275,000	$150,000	$(50,000)
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation	$118,000	$100,000	$ 18,000	-
Marketing	$160,000	$160,000	$ 80,000	-
Corporate Office Lease	$ 12,000	$ 12,000	$ 9,000	-
Purchase of our Astaxanthin Products	$100,000	$100,000	$ 40,000	-
Website Development	$ 5,000	$ 3,000	$ 3,000	-
Travel	$ 5,000	-	-	-
Total Principal Uses of Net Proceeds	$400,000	$275,000	$150,000	-
Amount Unallocated	-0-	-0-	-0-	-0-

(1) Offering expenses have been rounded to $100,000 and have heretofore been paid from the proceeds from the Company’s Private Placement Offering.

(2) Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations. The Offering proceeds may not be used to discharge indebtedness.

If 100% of the offered Shares are sold the Company will receive the maximum proceeds of $400,000 after paying the Company’s offering expenses. The Company plans to allocate the net proceeds from this Offering as follows: $118,000 towards the salaries of the officers, directors, employees, and independent contractors, $1600,000 for marketing, $100,000 for the purchase of our Astaxanthin products. We will allocate $5,000 for the development of our website, $12,000 for our Corporate office lease, and $5,000 to travel expenses.

If 75% of the offered Shares are sold the Company will receive $275,000, after paying offering expenses. In this case, the Company plans to cut the staffing budget to $100,000, cut the marketing expenses to $100,000, cut the purchases of the Astaxanthin products budget to $60,000, maintain the lease expense to $12,000, lower the website development budget to $3,000 and eliminate the travel budget. In this instance, the Company’s president may work more on the development of our Astaxanthin products and growing the company because we will still have enough money to hire employees, who will be able to relieve much of the bookkeeping and ad ministerial load.

If 50% of the offered Shares are sold the Company would receive $150,000, after paying offering expenses. The Company would further cut the staffing budget for the officers and directors to $18,000. The Company would not be able to hire a full time assistant and would have to rely on temporary workers to bear some of the ad ministerial duties and office workload, which will result in the president allocating more time to those activities. The Company still plans on spending $40,000 to Astaxanthin products; however, it would significantly cut the marketing budget to $80,000 and the office lease budget to $9,000. The Company plans to maintain the website budget at $3,000 and the travel budget would still be eliminated.

If the Company sells 10% of the Shares under the Offering it would be severely restricted in its operating plans and would not have sufficient proceeds to cover offering expenses, or operate the Company for the year, and it will have to pay the remainder of the expenses out of additional financing which it has not yet received. The Company will not have sufficient proceeds to hire any staff and initiate growth. In this instance, the Company will have to seek out additional capital from alternate sources to fully execute the plan of operations. If such funds are not available, the business would likely fail and any investment would be lost.

The funds from this Offering may not be used to pay Bill MacGillivary, Kenneth Lelek or Wayne Miletta for their services to the Company, prior to, during, and subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the foregoing “Use of Proceeds” chart and the explanations thereto. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart. To the extent the offering proceeds do not cover any professional fees incurred by the Company, management anticipates paying for any such expenses out of any additional funding or revenues the Company receive.

If the Company requires additional funding, it will seek such funds from friends, family, and business acquaintances of the officers and directors in order to continue operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on acceptable terms since the Company has not received any firm commitments or indications of interest from the friends, family members, or business acquaintances of the officers and directors regarding potential investments in the Company.

ITEM 5. DETERMINATION OF OFFERING PRICE

We have proposed a selling price of $0.05 per share. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual value of our common stock will be either now or at the time of sale. If our shares become quoted on the Over-The-Counter Bulletin Board, Selling Stockholders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

ITEM 6. DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the arbitrary determination of the offering price of the Shares being offered. Dilution of the value of the Shares you purchase is also a result of the lower book value of the shares held by the existing stockholders.

As of September 30, 2016, the net tangible book value of the Company shares was $(196,580) or approximately $(0.0092) per share, based upon 21,411,500 shares outstanding.

We are offering shares of our common stock at a fixed Offering Price of $0.05 per share through this Offering.  Since inception, February 24, 2015, our officers and directors have received shares of our common stock for $0.0001 per share.  Following is a table detailing dilution as of September 30, 2016, to investors if 100%, 75%, 50%, or 25% of the Offering is sold and after deducting the Offering Expenses.

	100% of offered Shares are sold	75% of offered Shares are sold	50% of offered Shares are sold	25% of offered Shares are sold
Offering Price	$0.05 per share	$0.05 per share	$0.05 per share	$0.05 per share
Net tangible book value at September 30, 2016	$(0.0092) per share	$(0.0092) per share	$(0.0092) per share	$(0.0092) per share
Net tangible book value per share after giving effect to the Offering	$0.0065 per share	$0.0027 per share	$(0.006) per share	$(0.0077) per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.016 per share	$0.012 per share	$0.0032 per share	$0.0015 per share
Per Share Dilution to New Investors	$0.044 per share	$0.047 per share	$(0.056) per share	$(0.058) per share
Percent Dilution to New Investors	88%	95%	112%	116%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering:

	Total Price Per Share	Number of Shares Held	Percent of Ownership (after maximum offering)	Consideration Paid
Our Officers and Directors	$0.000	15,501,500	51%	0	(1)
Existing Stockholder who purchased shares from the Company	$0.025	3,510,000	11%	$87,750
Consulting Agreement	$0.025	1,500,000	5%	0	(2)
Investors in This Offering	$0.05	10,000,000	33%	$500,000
(1)	Our Officers and Directors will have made contributions of $387,650 in professional services, in consideration for the shares that were issued to them.
(2)	Erica Segovic and the Company entered into a consulting agreement as of April 11, 2016 for a period of one year in return for 1,500,000 shares of the company as consideration.

ITEM 7. SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 5,010,000 shares of our Common Stock held by twenty-four (24) stockholders of our Common Stock which we sold in our Regulation S offering completed during the period from August 14, 2015 and February 27, 2016, consulting services or were gifted by our President.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 8, 2016, and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Shares Beneficially Owned Prior to the Offering		Total Shares	Shares Beneficially Owned After the Offering (1)
Shareholder Name	Number	Percent	Registered	Number	Percent

Frank Amoretto	100,000	<1	100,000	-0-	-0-
Jane Craymer	100,000	<1	100,000	-0-	-0-
Jesse Craymer	100,000	<1	100,000	-0-	-0-
Brad Furlan	20,000	<1	20,000	-0-	-0-
Ed Garner	20,000	<1	20,000	-0-	-0-
Jean-Francois Giasson	30,000	<1	30,000	-0-	-0-
Dimitrios Hatzis	40,000	<1	40,000	-0-	-0-
Jim Hopkins	100,000	<1	100,000	-0-	-0-
Tim Lelek	20,000	<1	20,000	-0-	-0-
Rob Macdonald	2,000,000	9.8	2,000,000	-0-	-0-
Bill Paisley	40,000	<1	40,000	-0-	-0-
Natalie Paskellidis	200,000	1	200,000	-0-	-0-
Chuck Poteet	80,000	<1	80,000	-0-	-0-
Ian Ross	20,000	<1	20,000	-0-	-0-
Allison Scully	30,000	<1	30,000	-0-	-0-
Erica Segovic	1,700,000	8.3	1,700,000	-0-	-0-
Marco Segovic	200,000	1	200,000	-0-	-0-
Lee Wagner	100,000	<1	100,000	-0-	-0-
Joel Watanbe	20,000	<1	20,000	-0-	-0-
Greg Whelton	30,000	<1	30,000	-0-	-0-
Patricia Whitney	20,000	<1	20,000	-0-	-0-
Shawn Lelek	20,000	<1	20,000	-0-	-0-
Tony Bosley	20,000	<1	20,000	-0-	-0-

Total	5,010,000		5,010,000	-0-	-0-
(1)	Assumes that all securities will be sold.

Selling Stockholders may be deemed to be underwriters within the meaning of the Securities Act in connection with any sales covered by this registration statement.

To the Board’s knowledge, none of the Selling Stockholders or their beneficial owners:

  Has had a material relationship with CLGO or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
  Has ever been one of its officers or directors or an officer or director of its predecessors or affiliates
  Are broker-dealers or affiliated with broker-dealers.

The Company’s officers and directors are personally acquainted with its stockholders, and solicited their investment in the private placement. Its officers and directors did not use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions.

ITEM 8. PLAN OF DISTRIBUTION

Shares Offered by the Selling Stockholders

The Selling Stockholders who purchased their shares on or before this offering, may sell some or all of their shares after this Offering is declared effective, at a fixed price of $0.05 per share until the Company’s shares are quoted on the OTCBB and or OTC Markets and thereafter at prevailing market prices or privately negotiated prices. Although the Company’s Common Stock is not listed on a public exchange, it has planned to contact a market maker to obtain a listing on the OTCBB and or OTC Markets. In order to be quoted on the OTCBB or OTC Markets, a market maker must file an application on its behalf in order to make a market for the Company’s Common Stock. If our shares are ever quoted on the OTC Bulletin Board or OTC Markets, investors may be able to purchase securities from the selling stockholders at a price below the price at which the registrant is selling shares in this offering.

There can be no assurance that a market maker shall agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between six months and one year. The following is a summary of the provisions of Rule 144:

Rule 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

  1% of the number of shares of common stock then outstanding

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer. In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel. Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days.  Once a market has been developed for the Company’s Common Stock, the shares may be sold or distributed from time to time by the selling Stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

  ordinary brokers transactions, which may include long or short sales, transactions involving cross or block trades on any securities or market where the common stock is trading, through direct sales to purchasers or sales effected through agents, through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the Selling Stockholders nor the Board Directors of the Company can presently estimate the amount of such compensation. It knows of no existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. The Company will not receive any proceeds from the sale of the shares of the Selling Stockholders pursuant to this prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The Selling Stockholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the Selling Stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

State Securities – Blue Sky Laws

There is no established public market for our Common Stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our Common Stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide the CLGO Group, Inc., with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell company” at the time of application.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor’s Corporate Manual, or Mergent, Inc., secondary trading of our Common Stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. If we secure this listing, secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to register to become a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our stockholders

Regulation M

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, Selling Stockholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of the Company’s Common Stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase the Company’s Common Stock.

Shares Offered by the Company

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits the Company’s officers and directors to sell the Shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. The officers and directors will sell the Shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on the Company’s behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company’s officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer, may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
b.	Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,
c.	Its officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and,
d.	Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

The Company’s officers, directors, control persons and affiliates do not intend to purchase any Shares in this offering.

Terms of the Offering, Shares being Offered by the Company

The Shares being offered by the Company will be sold at the fixed price of $0.05 per Share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received and accepted, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company’s Board of Directors for an additional 90 days. If the Board of Directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. The offering proceeds received from investors will be immediately available to the Company.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received and accepted by the Company, are irrevocable. All checks for subscriptions should be made payable to the CleanGoal Energy, Corp.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Trading History

There is currently no public or other market for our Common Stock, and we cannot guarantee that any such market will develop in the foreseeable future. We intend to engage one or more registered broker-dealers to file an application with FINRA on our behalf so as to be able to quote the shares of our Common Stock on the over-the-counter bulletin board (the “OTCBB”) maintained by FINRA or the OTC Markets. As of the date of this Prospectus, we have not identified any such broker-dealers and are not in negotiations with any. There can be no assurance that any such broker-dealer will ever file such an application, or that such an application, if filed, will be accepted.

Common Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, with a par value of $0.0001 per share. As of November 22, 2016 there were 21,411,500, shares of our Common Stock issued and outstanding. Our shares are held by Twenty-Four (24) stockholders of record. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

The authorized capital stock of the Company consists of no shares of preferred stock.

Share Purchase Warrants

Prior to this offering, we have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 10,000,000 shares are sold, the present stockholders will own 67% of its outstanding shares and the purchasers in this offering will own, in the aggregate, 33% of its outstanding shares. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements for the year ending December 31, 2015 that have been included in this prospectus have been audited by Pritchett, Siler & Hardy PC. Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Andrew Coldicutt has passed upon the validity of the shares being offered and certain other legal matters and is representing the Company in connection with this offering.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

A. Description of the Business

We were incorporated in the State of Delaware on February 24, 2015. We changed our domicile to the State of Wyoming on August 15, 2016. We are a development stage company and from our inception to date, we have not generated any revenue. Our general business strategy is aimed at building value through positioning each of the operating of “green technology” subsidiaries as a niche provider of renewable energy and of technologically advanced products or services within the green technology area of operation. Our first area of focus will be on the purchasing and then reselling of Astaxanthin (a product produced by growing Algae) for cosmetic and nutraceutical uses. The Company also anticipates updating and refining the business strategy as new opportunities present themselves. In general, the component functions of the business model are to:

  incrementally invest, market, and refine our Astaxanthin products;
  concentrate initial sales efforts on focused market entry opportunities; and
  increase sales to a level that establishes market acceptance, as determined by the Company’s management.

We were incorporated under the laws of the State of Delaware on February 24, 2015.

On February 24, 2015, we appointed Wayne Miletta to be the President, Chief Executive Officer, and Director of the Company.

On February 24, 2015, we appointed Meir Strahlberg to be our Treasurer, Chief Financial Officer, and Director of the Company.

On February 24, 2015, we appointed Kenneth Lelek to be our Chief Operating Officer, Secretary and Director to the Company.

On June 19, 2015, we issued 1,500 shares to our Chief Operating Officer, Kenneth Lelek for services to the Company as consideration, which we valued at $0.0001 per share.

On July 20, 2015, the Company removed Mr. Strahlberg as our Treasurer, Chief Financial Officer and as a Director of the Company. The Company then appointed Kenneth Lelek as the new Treasurer, Chief Financial Officer for the Company.

On August 6, 2015, we increased our Authorized shares from 1,500 to 100,000,000 shares of common stock, par value $0.0001 with the Secretary of State of Delaware.

On September 30, 2015, we received funding of $50,000 through an unsecured promissory note with Eric Horton (“Horton”) for $50,000. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. The note is due on demand.

On September 30, 2015, the Company executed an unsecured promissory note with CleanGoal Environmental Ltd. (“CGEI”), which is a related party, for $24,980. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. The note is due on demand.

Between September 2014 and February 27, 2016, the Company sold through a Regulation S private placement offering an aggregate of 4,510,000 shares of our Common Stock in transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, for proceeds of $87,750 to 23 non-US investors at a share price of $0.025 per share.

On April 11, 2016 the Company entered into a consulting agreement with Erica Segovic, for a period of one year in return for 1,500,000 shares of the company as consideration.

On April 21, 2016, the Company removed Wayne Miletta as our President and CEO. The Company then appointed Bill MacGillivary as the Company’s President, Chief Executive Officer, Chief Operating Officer and as a Director of the Company.

On August 15, 2016, the Company moved its state of incorporation to Wyoming.

The Company may raise additional capital either through debt or equity. No assurances can be given that such efforts will be successful.

We have never declared bankruptcy, have never been in receivership, and we have never been involved in any legal action or proceedings. Neither we, nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of another acquisition or merger.

Since we have a specific business plan, which we have begun to execute, while we have no plan to engage in a merger or acquisition of another entity, we believe that we are not a blank check company described in Rule 419 under the Securities Act of 1933.

We are a development stage company and have not generated any revenue to date. We currently have one employee.

As discussed in the Notes to Financial Statements included in this Registration Statement, as of September 30, 2016, we had no revenue and had negative cash flow of approximately $101,172 for the period ended September 30, 2016. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the year ended December 31, 2015. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

The Company

Overview of Algae

Algae is the world’s most efficient photosynthesizing plant (Photosynthesis is a process used by plants and other organisms to convert light energy, normally from the Sun, into chemical energy that can be later released to fuel the organisms’ activities.). Algae is an informal term for a large, diverse group of photosynthetic organisms which are not necessarily closely related and are thus polyphyletic (“derived from more than one common evolutionary ancestor or ancestral group and therefore not suitable for placing in the same taxon”). Included are organisms ranging from unicellular genera, such as Chlorella and the diatoms, to multicellular forms, such as the giant kelp, a large brown alga which may grow up to 150 feet in length. Most are aquatic and autotrophic and lack many of the distinct cell and tissue types, which are found in land plants. The largest and most complex marine algae are called seaweeds, while the most complex freshwater forms are the Charophyta, a division of green algae.

Naturally growing algae and seaweeds are an important source of food to animals, including humans. They provide many vitamins including: A, B1, B2, B6, niacin and C, and are rich in iodine, potassium, iron, magnesium calcium and antioxidants. In addition, commercially cultivated microalgae, including both algae and cyanobacteria, are marketed as nutritional supplements, such as Spirulina, Chlorella and the Vitamin-C supplement, Dunaliella, which are high in beta-carotene.

Algae are common foods in many nations, such as China, Japan, Ireland, Chile, Wales and, New Zealand where they base traditional dishes from different types of algae. In North America algae has traditionally been used along the west coast from California to British Columbia, and also in Hawaii.

The oils from some algae have high levels of unsaturated fatty acids. Some varieties of algae favored by vegetarianism and veganism contain the long-chain, essential omega-3 fatty acids, docosahexaenoic acid (“DHA”) and eicosapentaenoic acid (“EPA”). Fish oil contains the omega-3 fatty acids, but the original source of the omega-3 fatty acids in fish oil is from the algae (microalgae in particular), which are eaten by marine life such as small crustaceans and are concentrated and passed up the food chain. Algae have emerged in recent years as a popular source of omega-3 fatty acids for vegetarians who cannot get long-chain EPA and DHA from other vegetarian sources such as flaxseed oil, which only contains the short-chain alpha-linolenic acid (“ALA”).

Algae as a Nutraceutical / Dietary Supplement

Algae can also produce nutraceutical-grade natural Astaxanthin from Haematococcus pluvialis microalgae. The difference between nutraceutical-grade Astaxanthin and Natural Astaxanthin is in how it is produced, much like the difference between growing a vegetable outside on a farm versus in a controlled environment. Nutraceutical-grade Astaxanthin is produced in a closed loop system where everything from the algae, the water, and the light is sealed and controlled; while natural Astaxanthin may be grown in an outdoor pond type facility without having the ability to control all aspects of the growth and production. Natural Astaxanthin is a high value antioxidant which is difficult to produce, has limited global supply and unmet demand from a quickly growing consumer base.

Astaxanthin

Astaxanthin is a carotenoid. Carotenoids are organic pigments found in the chloroplasts and chromoplasts of plants and some other photosynthetic organisms. Carotenoids can be produced from fats and other basic organic metabolic building blocks by all these organisms. Carotenoids generally cannot be manufactured by species in the animal kingdom, so animals obtain them in their diets by eating things that naturally contain Astaxanthin, and may employ them in various ways in the metabolism.

Astaxanthin is found in microalgae, yeast, salmon, trout, krill, shrimp, crayfish, crustaceans, the feathers of some birds and can also be produced chemically using petroleum products or paffia yeast. It provides the red color of salmon meat and cooked shellfish; it is present in salmon and shellfish due to their ingestion of microalgae containing Astaxanthin.

Synthetic vs. Natural Astaxanthin.

Astaxanthin is produced commercially in both synthetic and natural forms.

Synthetic Astaxanthin is used primarily as a feed supplement for salmon, crabs, shrimp, chickens and egg production, to impart coloration. Farmed salmon are pink due to the Astaxanthin added to their feed.

Synthetic Astaxanthin has been on the market since the early 1990’s and is produced from petrochemicals or paffia yeast. Nearly all commercial Astaxanthin for aquaculture is produced synthetically from petrochemicals. BASF, is the world’s leading chemical company and the largest producer of Astaxanthin from petrochemicals.

Natural Astaxanthin is used primarily as a food / dietary supplement for human consumption. Among other things, Astaxanthin is a powerful antioxidant. Antioxidant’s neutralize damaging free radicals known to cause oxidative stress and inflammation, the biological underpinnings of the aging process. Astaxanthin has been found to have multiple uses as an antioxidant in the nutraceutical industry, in the cosmetics industry for anti-aging properties, in the skin care industry, and Natural Astaxanthin is used in strengthening of various foods and beverages.

According to the March 2015, Research and Markets report, in recent years, there has been a growing trend towards natural ingredients usage including cosmetic markets and nutraceuticals. As a result, increasing concerns for consumer safety are anticipated over the introduction of chemicals into human food chain. The Global Natural Astaxanthin market demand is expected to derive from algae, which is further anticipated to incline rapidly in recent years owing to growing consumer approach to health concerning benefits of Natural Astaxanthin.

Natural Astaxanthin Production

Natural Astaxanthin is produced commercially primarily from the microalgae Haematococcus pluvialis, which accumulates the highest levels of Astaxanthin in nature (at 40,000 ppm).

Algal produced natural Astaxanthin is distinctly different from both petroleum and paffia yeast-produced Astaxanthin, in stereochemistry, esterification, and the presence of other beneficial carotenoids. According to the Natural Algae Astaxanthin Association, Astaxanthin’s health benefits in humans apply only to natural Astaxanthin produced from Haematococcus pluvialis and not synthetic Astaxanthin.

Natural Astaxanthin can be produced at a cost estimated to be as low as $8,250/kg, natural Astaxanthin does not compete in the same market place as synthetic Astaxanthin as synthetic Astaxanthin is used in animal feeds and not for human consumption.

Haematococcus pluvialis produces Astaxanthin during stressing, achieved by drastically changing environmental factors. Producers of Astaxanthin from Haematococcus pluvialis grow the microalgae in a number of different environments, including open pond, closed photo bioreactor and even tubular reactors laid out in the desert. Haematococcus pluvialis cultures are seeded in water and growth media and then fed light and CO2. The microalgae are eventually separated from the water and then further dewatered to 25% solids. The final process involves extraction of the Astaxanthin.

The major producers of natural Astaxanthin all employ either complex photo bioreactors (ensuring a high level of quality control, but at extremely high costs) or traditional open pond systems (providing low yields and limited control, but at lower cost).

Astaxanthin Mechanism of Action

Following oral administration of Astaxanthin and intestinal uptake, Astaxanthin is delivered initially to the liver via chylomicrons and subsequently distributed to tissues throughout the body via plasma lipoprotein particles including very low-density lipoprotein (“VLDL”), HDL, and LDL. Once in the cell, Astaxanthin accumulates within various organelles including nuclear, endoplasmic reticulum (“ER”), and mitochondrial membranes. Localization within mitochondria is highly controlled by the cell and allows Astaxanthin to uniquely regulate oxidative and nitrosative stress in a privileged location critical to normal metabolic function and often at the heart of metabolic dysfunction and aging. Due to its chemical structure, Astaxanthin completely spans the lipid component of cell membranes, facilitating its biphasic (aqueous and lipid) anti-oxidant functions.

Algae Meal

In the wild, salmon eat krill and other tiny shellfish that contain natural pigments called carotenoids, which are powerful antioxidants and precursors of vitamin A.   Carotenoids, specifically Astaxanthin and canthaxanthin, give salmon flesh its distinctive pigment.  Farmed salmon are supplemented with natural and/or synthetic Astaxanthin that is identical to the pigment that salmon get in the wild.  Both natural and synthetic Astaxanthin are processed and absorbed by wild and farmed fish in exactly the same manner.

Natural Astaxanthin algae meal is a safe natural source of Astaxanthin derived from paracoccus pigment. Natural Astaxanthin powder is spray dried and formulated into a fine dark red powder and is currently used worldwide as a coloration and nutrition source for numerous species of animals. Carotenoids are generally associated with the flaming orange, lobster-reds, and striking yellows found in ornamental fish.

Our natural Astaxanthin powder, will be able to be incorporated into any type of food delivery system such as dry flake, pellets, crumble or frozen food. As well as mixed into homemade feeds. The recommended use is as a feed ingredient or dietary component. It will be able to be readily mixed, blended, extruded, or pelletized with other feed components.

Joint Venture Agreement

On October 7, 2015, we entered into a Joint Venture Agreement (the “Agreement”) with AlgaeCan Biotech, Ltd. (“AlgaeCan”) a Canadian corporation, pursuant to which we will act as a distributor and marketer of AlgaeCan’s Astaxanthin products.

Terms

At the execution of the Agreement, we agree to purchase our Astaxanthin products at current Canadian wholesale markets value that AlgaeCan estimates is between $12,500 and $15,000 per kg. AlgaeCan has agreed to sell a minimum of 50% of its monthly production to the Company up to a maximum of 30kg per month. The Agreement is for an initial period of two (2) years with options to renew if both parties are amenable with the current terms. AlgaeCan denotes that the Company reserves the rights to distribute the Astaxanthin products throughout the United States of America and other regions outside of the United States if required. AlgaeCan gives the Company the right to market, brand and distribute the Astaxanthin products as it deems necessary. The Agreement may be terminated upon a thirty-day written notice by either party.

The foregoing summary description of the terms of the Joint Venture Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Joint Venture Agreement, this reference is made to such agreement, which is filed as 10.01 hereto and is incorporated herein by this reference.

Products and Customers

We plan to purchase natural Astaxanthin powder and then re-sell it through distribution outlets in the United States as well as create our own brand of Astaxanthin to sell directly to consumers. Currently, we do not have and have not entered into discussions with any distribution outlets; however, after this offering we plan on researching potential distributors to contact in order to establish distribution of our future Astaxanthin products. We plan on selling our Astaxanthin to nutraceutical / dietary supplement companies, as well as environmentally oriented fish farms around the United States and eventually around the world.

Customers

The Company has three major types of potential customers for its Astaxanthin products: Nutraceutical / Dietary Supplement Companies, Fish Farms, and consumers. By purchasing our natural Astaxanthin at wholesale we are capable of selling anywhere in America at a competitive price with relative ease. With the natural food industry and farmed fisheries growing at such a rapid pace, we believe that our natural Astaxanthin will be a great marriage of the two; allowing the natural food enthusiast the possibility of eating farmed fish without worrying about petrochemicals being used to add color to the fish.

Markets: General

The target markets for our natural Astaxanthin are located domestically in all 50 states and industrialized nations. Management believes that through an online presence, retail presence and word of mouth we will be able to reach the nutraceutical / dietary supplement, and farming markets with our natural Astaxanthin products.

Markets for Natural Astaxanthin.

The major markets for natural Astaxanthin are the nutraceutical / dietary supplement formulators, and manufacturers of Astaxanthin-based food supplements for human consumption, and the farmed fish industries.

The market for natural Astaxanthin is currently limited to the amount of production.  Major Nutraceutical manufacturers have delayed launching natural Astaxanthin products, as suppliers cannot currently supply them with enough product for even a small product roll-out. Due to the limited amount of production, many fish farms do not want to spend the extra money in order to make their products more natural.

Sales and Marketing

Management plans to focus its marketing strategy on educating prospective customers and the trade industry about the uses and benefits of natural Astaxanthin and our potential products, so that our products can be successfully brought to market. The Company also plans to sell and market our Astaxanthin products through attendance at major trade and industry exhibitions, our website, one-on-one sales meetings with individual customers and using social media and marketing and advertising campaigns.

The Company continues to search for retailers and distributors both nationally and abroad for its natural Astaxanthin products.

Manufacturing and Materials

We plan to utilize our joint venture and strategic partners and/or contract manufacturers for the production of our products and product candidates. The raw materials and supplies required for the production of our products and product candidates may be available, in the early stages of our Company from one supplier, and eventually, from multiple suppliers. In those cases, where raw materials are only available through one supplier, such supplier may be either a sole source (the only recognized supply source available to us) or a single source (the only approved supply source for us among other sources).

The Company currently relies on our sole supplier AlgaeCan Biotech, Ltd., and may eventually rely on other third-parties to produce, store, formulate and package the finished goods. Third parties will ultimately also provide order fulfillment, warehousing and distribution services. The Company also, plans on purchasing product in larger batches thereby increasing production efficiency for the outsourced suppliers, which will reduce costs.

AlgaeCan Biotech, Ltd., manufactures and produces our natural Astaxanthin that our Company plans on distributing. Third-parties will be responsible for the receipt and storage of the raw material, production of packaging and labeling of finished goods. At present, the Company is dependent upon our supplier AlgaeCan Biotech, Ltd., for the production (manufacturing) of all of the products that we plan to distribute. To the extent that AlgaeCan Biotech, Ltd., should discontinue the relationship with the Company; the Company’s potential sales would be adversely impacted. The Company believes at the present time it will be able to obtain the quantity of products and supplies it will need to meet orders.

The Company purchases all of its natural Astaxanthin from AlgaeCan Biotech, Ltd., a third party supplier and manufacturer pursuant to our joint venture agreement. We do rely on our principal supplier AlgaeCan Biotech, Ltd., which manufacturers the natural Astaxanthin that we distribute. In the event that AlgaeCan Biotech, Ltd., the current supplier, is unable to meet supply or manufacturing requirements at some time in the future, the Company may suffer short-term interruptions of delivery of certain products while it attempts to establish an alternative source. The Company will also rely on third party carriers for product shipments, including shipments to and from distribution facilities. It is therefore subject to the risks, including employee strikes and inclement weather, associated with the carriers’ ability to provide delivery services to meet the Company’s fulfillment and shipping needs. Failure to deliver products to customers in a timely and accurate matter would harm the Company’s reputation, business and results of operations.

Plan of Operations

12 Month Growth Strategy and Milestones Based on Minimum, 50% of Maximum, and Maximum Offering Proceeds Raised. The following growth strategy and milestones are based on the estimates made by management. The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $100,000. Management prepared the milestones based on three varying levels of offering raise success: Minimum Offering proceeds raised of $200,000, 50% of the Maximum Offering proceeds raised ($250,000), and the Maximum Offering proceeds raised of $500,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments. Minimum Offering proceeds raised of $200,000 is budgeted to sustain operations for a twelve-month period. The minimum amount is sufficient to keep the Company current with its public compliance requirements with very nominal funds remaining for furthering the business of the Company. If we raise less than $200,000 we plan to proceed with our business plan as stated. We will resort to borrowing funds from our directors or selling additional shares of common stock. We have no commitments from our directors or any other source to provide additional financing, and if we are unable to sell stock in this Offering we may not be able to raise money after this Offering through the sale of additional common stock. If we are unable to raise a minimum of $200,000 from this offering and/or obtain such minimum amount in combination with other potential sources of equity and/or debt financing on a timely basis, we will only be able to maintain minimal operations and will not be able to expand our business. We do not have any arrangements to sell additional shares at this time other than the proceeds from this offering.

If the Company were to raise 50% of the Maximum Offering then we would be able to implement our business plan, purchasing the Astaxanthin products, marketing our products and hiring employees. In the event we are successful in raising the Maximum Offering of $500,000; this will enable the Company to implement our business plan by fully being able to import our Astaxanthin products, searching for a third party GMP approved storage facility / packaging facility, more robustly market our Astaxanthin products, build out our website and make it more appealing to potential customers, and more fully analyze the nutraceutical / dietary supplement market and make adjustments to our business plan as needed. If we begin to generate profits, we will increase our marketing and sales activity accordingly. We estimate that raising 50% of our Offering, will allow us to be able to purchase and produce our Astaxanthin products, start marketing our natural Astaxanthin product lines, selling our Astaxanthin online and to retailers, build out our website, hiring employees, and completing analysis of the industry and a two-year business strategy, which should allow us to begin generating revenue during the third quarter following closing of the offering.

Note: The Company planned the milestones based on quarters after the closing of our offering.

Quarter

0-3 Months (estimated expenditures based on Minimum Offering raised $25,000)

(estimated expenditures based on 50% of Maximum Offering raised $30,000)

(estimated expenditures based on Maximum Offering raised $75,000)

•	Begin Importing Astaxanthin according to our Joint Venture Agreement
•	Search for third party GMP approved storage facility / packaging facilities for our Astaxanthin products
•	Further research corporate users of Astaxanthin, quantities used, and price paid for it
•	Initiate sales / marketing programs to retailers and consumers
•	Complete website and search engine optimization
•	Complete accounting, audit review and legal requirements to remain in compliance with governmental and regulatory agencies

4-6 Months (estimated expenditures based on Minimum Offering raised $30,000)

(estimated expenditures based on 50% of Maximum Offering raised $60,000)

(estimated expenditures based on Maximum Offering raised $125,000)

•	Begin corporate product development for our own Astaxanthin supplements
•	Increase sales / marketing programs to fish farms, supplement companies, and consumers
•	Hire third party GMP approved storage / package facility for our Astaxanthin products
•	Further optimize our website and online marketing
•	Finalize sales and marketing material for distribution
•	Evaluate and hire third party or outside consultants to help expedite deficiencies
•	Complete accounting, audit review and legal requirements to remain in compliance with governmental and regulatory agencies

7-9 Months (estimated expenditures based on Minimum Offering raised $25,000)

(estimated expenditures based on 50% Maximum Offering raised $30,000)

(estimated expenditures based on Maximum Offering raised $100,000)

•	Increase marketing efforts to targeted Astaxanthin consumers
•	Increase efforts to gain exposure in the supplement marketplace by growing the number of retailers carrying our products
•	Evaluate and identify possible further joint venture opportunities in the supplement industries
•	Evaluate our supplements based on sales and user feedback and make developmental upgrades based on their recommendations / suggestions
•	Evaluate overall operations to date and make positive adjustments
•	Complete accounting, audit review and legal requirements to remain in compliance with governmental and regulatory agencies
•	Initiate drafting of a two-year overall business plan utilizing the progress our Astaxanthin sales have made to date

10-12 Months (estimated expenditures based on Minimum Offering raised $20,000)

(estimated expenditures based on 50% Maximum Offering raised $30,000)

(estimated expenditures based on Maximum Offering raised $100,000)

•	Analyze revenue generating effectiveness of our Supplement and resale departments and make necessary adjustments/changes
•	Analyze marketing efforts to date and address necessary deficiencies in our approach to selling Astaxanthin
•	Further increase corporate exposure in the marketplace through sales and marketing efforts
•	Complete accounting, annual audit and legal requirements to remain in compliance with governmental and regulatory agencies
•	By this stage of our operations we hope to have identified additional revenue generating opportunities and incorporate them into a two-year marketing plan

We believe that our currently available capital resources will not meet our present and near-term cash needs and thus we will require additional cash resources, including the sale of equity and or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. We will require additional cash resources due to implement our business strategy, to purchase the natural Astaxanthin products, to store and package our Astaxanthin products, and begin our marketing initiatives. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Insurance Policies

We do not maintain insurance policies covering our officers and directors from liability, or any other insurance.  There can be no assurance that our insurance is sufficient, or that the policy coverage limits are adequate or sufficient in the event of an accident, negligence or an act of God.

Patents, Trademarks and Licenses

We currently do not have any patents or trademarks; and we are not party to any license, franchise, concession, or royalty agreements or any labor contracts.

Competition

The industry in which we intend to compete is subject to intense competition. We believe that our ability to compete will be dependent in large part upon our ability to continually enhance and improve our products and technologies. In order to do so, we plan to effectively utilize and expand our research and development capabilities. Competition is based primarily on scientific and technological superiority, technical support, availability of patent protection, protection of trade secrets, access to adequate capital, ability to develop, acquire and market products successfully, ability to obtain governmental approvals and ability to serve the particular needs of customers. We intend to compete on the basis of safety, effectiveness, convenience, manufacturing superiority, intellectual property, and where appropriate, price.

Global production of natural Astaxanthin is dominated by four companies:

  Cyanotech, Hawaii, USA
  Parry Nutraceuticals, India
  Fuji Chemicals, Japan/Sweden
  Algatechnologies, Israel

Supply does not currently meet demand. Future supply (as defined by current and planned supply expansions) is not likely to meet future demand (as extrapolated from current supply gaps, the expanding range of applications and consumer interest trends).

Also, we will compete against chemically, non-naturally produced Astaxanthin companies. Because of the broad manifestation of inflammation in chronic disease, numerous pharmaceutical and biotechnology companies are developing or producing anti-inflammatory therapeutic agents. These companies include, but are not limited to: AbbVie, AstraZeneca, Bayer, Bristol-Myers Squibb, Eli Lilly, GlaxoSmithKline, Johnson & Johnson, Merck, Nestle/Pamlab, Novartis, Pfizer, and Takeda.

In addition to competing with non-Astaxanthin anti-inflammatory drugs, we intend to compete with microalgal Astaxanthin nutraceutical / dietary supplement products on the basis of our ability to purchase large quantities of Astaxanthin from our joint venture agreement. We believe our ability to purchase Astaxanthin from producers instead of investing in expensive production facilities will result in higher potential sales and that we will be able to achieve those sales at an earlier stage as we would not have to first invest in the production facilities to produce the natural Astaxanthin.

Our success will also depend in large part on our ability to obtain international and domestic patent and other legal protections for the proprietary blends and trademarks that we consider important to our business. We intend to seek appropriate patent protection for our products where applicable by filing patent applications in the United States and other selected countries. We intend for these patent applications to cover, where applicable, claims for composition of matter, uses, processes for preparation and formulations. Our success will also depend on our ability, and the ability of our current and/or future partners to maintain trade secrets related to proprietary production methods for products that we, or our partners, intend to market.

The Company is subject to other competitive risks of early stage and commercial businesses generally, and of distribution businesses in particular, including competing in an environment where other companies may be better financed or have more experience that the Company. See “Risk Factors.”

Government Regulation

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control.  We are unable to assess or predict at this time what effect changes in regulations or legislation could have on our activities.  Actions taken at the national and international level, including the United Nations, can negatively impact our ability to generate revenue and may substantially impact our operations.  Specifically, post-Kyoto action on climate change treaties, cap-and-trade systems, and related governmental regulatory schemes may significantly affect our ability to compete in a changing marketplace.

Regulatory and food safety requirements.

Astaxanthin has been approved in 2009, by the U.S. Food and Drug Administration (“FDA”), in small quantities, as a food coloring agent for animal and fish feed. This FDA approval can be found in CFR - Code of Federal Regulations Title 21, Chapter I – Food and Drug Administration Department of Health and Human Services, Subchapter A – General, Part 73 – Listing of color additives exempt from certification, Subpart A – Foods, Section 73.35 Astaxanthin.

The Company does not expect or need the FDA to determine our dietary supplement Astaxanthin product safe for purposes of regulatory approval. Unlike pharmaceutical drugs and foods, nutraceuticals do not fall under the remit of FDA; they are monitored as “dietary supplements” according to the Dietary Supplement, Health and Education Act (DSHEA) of 1994.

Astaxanthin has an exceptional safety profile. For example, the FDA has responded with no questions regarding the conclusion made in GRAS Notice No. GRN 000294 by Fuji Chemical Industry Co., Ltd. (“Fuji”) that Haematococcus pluvialis extract containing Astaxanthin esters (the primary ingredient in its microalgal Astaxanthin nutraceutical product) is Generally Recognized as Safe (“GRAS”) under the intended conditions of use. Other microalgal Astaxanthin nutraceutical manufacturers, including Cyanotech Corporation and Algatechnologies, Ltd., have relied on Fuji’s GRAS designation and self-affirmed their Astaxanthin products as GRAS.

Because the FDA has awarded the GRAS status to natural Astaxanthin products sold by Fuji Chemicals and Algatechnologies. GRAS is an FDA designation that a chemical or substance added to food is considered safe by experts, and so is exempted from the usual Federal Food, Drug, and Cosmetic Act food additive tolerance requirements. Currently, we have no plans to apply for GRAS status, and our product will not be certified by the FDA as GRAS; however, we plan on our Astaxanthin products that we purchase, to be produced in the same manner and techniques that were previously approved by the FDA in its GRAS notice to Fuji.

The growth and sale of natural Astaxanthin is not specifically regulated in the U.S. The sale of retail products containing Astaxanthin, however, is regulated. The natural health products industry is anywhere from highly regulated to loosely controlled, depending on the country.

We will adopt Standard Operating Procedures (“SOPs”) for handling, batch testing and long-term sample storage that will be compliant with Good Manufacturing Practices (“GMP”).

As a manufacturer of nutraceuticals / dietary supplements and supplier of products for nutraceuticals we intend to expend time, money and effort in the areas of production, quality control and quality assurance, including compliance with stringent record-keeping requirements. Manufacturing establishments are subject to periodic inspections by health authorities, in order to assess, among other things, compliance with GMP.

Animals and humans have been ingesting natural Astaxanthin for thousands of years and testing has been conducted on natural Astaxanthin for health benefits since the 1950’s.  Not only have tests failed to discover any negative health consequences related to ingestion of natural Astaxanthin, but they have also failed to determine a lethal dose of Astaxanthin. The likelihood that the natural form of Astaxanthin is ever found to be hazardous to health is extremely unlikely as the human body has grown adept at absorbing it over thousands of years. Synthetics cannot make those safety claims and their use is regulated and limited to use in small quantities as a coloring agent in animal and fish feeds.

We must comply with regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other federal, state and local regulations. We are subject to federal, state and local laws and regulations governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain hazardous or potentially hazardous materials. We may be required to incur significant costs to comply with environmental and health and safety regulations in the future.

Our activities are also potentially subject to federal and state consumer protection and unfair competition laws. We are also subject to the United States Foreign Corrupt Practices Act, or the FCPA, which prohibits companies and individuals from engaging in specified activities to obtain or retain business or to influence a person working in an official capacity. Under the FCPA, it is illegal to pay, offer to pay, or authorize the payment of anything of value to any foreign government official, governmental staff members, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. In addition, federal and state laws protect the confidentiality of certain health information, in particular, individually identifiable information, and restrict the use and disclosure of that information. At the federal level, the Department of Health and Human Services promulgated health information privacy and security rules under the Health Insurance Portability and Accountability Act of 1996. In addition, many state laws apply to the use and disclosure of health information.

Environmental Regulation

Any effort to produce our own Astaxanthin may require significant environmental impact analysis and operating and environmental permits.  We may not be successful in obtaining the necessary permits, and any environmental analysis may be costly and produce adverse results that would prohibit us from proceeding with any implementation of our technologies.

We expect to comply with all applicable laws, rules and regulations relating to our intended business. At this time, we do not anticipate any material capital expenditures to comply with environmental or various regulations and requirements.

While our intended projects or business activities have been designed to distribute natural Astaxanthin for which no specific regulatory barriers exist, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs and decreasing potential demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

Other than the foregoing named officers and directors, we have no full-time or part-time employees of our business or operations of CLEANGOAL ENERGY, CORP.

B. Description of Property

Our offices are currently located at 1717 N Bayshore Dr. #2831, Miami FL, 33132. Our telephone number is (786) 631-4174. Our web address is: www.cleangoal.com. This web site is not incorporated in this Form S-1. Our offices are provided to us at a cost of $5,000 per month on a month to month basis. We believe that these offices are adequate for our purposes. We do not own any real property or significant assets. Management believes that this office space will meet our needs for the next 12 months.

C. Legal Proceedings

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

D. Market for Common Equity and Related Stockholder Matters

No public market currently exists for shares of the Company’s common stock. Following completion of this offering, The Company intends to contact an authorized market maker for sponsorship to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in the Company will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
b.	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
c.	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;
d.	contains a toll-free telephone number for inquiries on disciplinary actions;
e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

1)	the bid and offer quotations for the penny stock;
2)	the compensation of the broker-dealer and its salesperson in the transaction;
3)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
4)	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for the Company’s stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Holders of The Company’s Common Stock

As of the date of this Prospectus, the Company has 26 shareholders of record.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Company will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The Company’s Stock Transfer Agent is West Coast Stock Transfer. West Coast Stock Transfer’s address is 721 N. Vulcan Ave. Suite 205, Encinitas CA 92024 and telephone number is 619-664-4780.

E. Financial Statements

The Company’s financial statements are below on page F-1.

F. Selected Financial Data

Working Capital

	September 30, 2016 $	December 31, 2015 $
Total Assets	11,659	32,831
Total Liabilities	208,239	120,238
Working Capital Deficit	(196,580)	(87,407)

Cash Flows

	Nine Months Ended September 30, 2016 $	For the Period from February 24, 2015 (date of inception) to December 31, 2015 $
Cash Flows used in Operating Activities	(101,172)	(77,399)
Cash Flows from (used in) Investing Activities	—	—
Cash Flows from Financing Activities	80,000	110,230
Net increase (decrease) in Cash During Period	(21,172)	32,831

G. Supplementary Financial Information

Included with the Financial Statements beginning on Page F-1 below.

H. Management’s Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF CLEANGOAL ENERGY, CORP. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

Results for the Period from February 24, 2015 (Inception) through December 31, 2015

Revenues.

The Company’s revenues for the period February 24, 2015 (inception) through December 31, 2015 were $0.

Direct Cost of Revenues

The Company’s cost of revenues for the period February 24, 2015 (inception) through December 31, 2015 was $0.

General and Administrative Expenses.

General and administrative expenses for the period February 24, 2015 (inception) through December 31, 2015 were $316,398. General and administrative expenses consisted primarily of consulting fees, rent, travel, meals and entertainment, and preparing reports and auditor fees related to this registration statement.

Net Loss.

Net loss for the period February 24, 2015 (inception) through December 31, 2015 was $322,657. The net loss for this period was primarily related to general and administrative expenses.

Impact of Inflation

We believe that the rate of inflation has had a negligible effect on our operations.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Currently the Company is spending about $5,250 a month on operations. Since its inception, the Company has been funded by related parties through capital investment and borrowing funds.

As of December 31, 2015, total current assets were $32,831, which consisted of cash.

As of December 31, 2015, total current liabilities were $120,238, which consisted of accounts payable, notes payable and accrued expenses. We had a working capital deficit of $87,407 as of December 31, 2015.

During the period from February 24, 2015 (inception) through December 31, 2015, operating activities used cash of $77,399. The cash used by operating activities related to general and administrative expenses, professional fees, payroll expenses, consulting expenses and rent. All of the cash during this period was provided by notes and related party’s loans and capital contributions, which were the Company’s sole source of cash for this period.

Results for the Nine Months Ended September 30, 2016 Compared to the Period from Inception to September 30, 2015

Operating Revenues

The Company’s revenues for the nine months ended September 30, 2016 and the period from inception to September 30, 2015 were $0 and $0, respectively.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2016 and the period from inception to September 30, 2015 were $403,522 and $269,075, respectively. General and administrative expenses consisted primarily of consulting fees, officer compensation, administrative expense and rent expenses. The increase was primarily attributable to an increase in administrative expenses and expenses relating to filing this registration statement.

Net Loss

Net loss for the nine months ended September 30, 2016 was $409,173 compared with a net loss of $273,444 for the period from inception to September 30, 2015. The increased loss is due to expenses in relation to this registration statement.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing funds.

As of September 30, 2016, total current assets were $11,659, which consisted of cash and bank deposits. Currently the Company uses approximately $5,250 a month in operational expenses, at that rate of expenditure, that Company will have approximately three months of operational ability. As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise.  We have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all.

As of September 30, 2016, total current liabilities were $208,239, which consisted of accounts payable, and payroll liabilities. We had negative net working capital of $196,580 as of September 30, 2016.

During the nine-month period ending September 30, 2016, operating activities used cash of $101,172. The cash used by operating activities related to general and administrative expenses, professional fees, payroll expenses, consulting expenses and rent. All of the cash during this period was provided by stock purchase, and related party loans, which was the Company’s sole source of cash for this period.

Intangible Assets

The Company’s intangible assets were $0 as of September 30, 2016.

Material Commitments

The Company’s material commitments were $0 as of September 30, 2016.

Going Concern.

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive purchasing of manufacturing equipment and raw materials. For these reasons, the auditors stated in their report on the Company’s audited financial statements that they have substantial doubt that the Company will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of September 30, 2016, the Company has an accumulated deficit of $731,830, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Over the next 12 months, the Company plans to start manufacturing and selling its Astaxanthin supplements and related Astaxanthin products. Upon securing a contract with wholesale or retail distributors, we plan to fulfill those orders and begin receiving revenues; however, the Company cannot estimate the amount of time that it will take for those activities to generate sufficient revenues. In order to continue as a going concern during the next fiscal year, the Company if it does not raise enough funds from this Offering will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned research and development of our Astaxanthin supplements and related Astaxanthin products.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 2 of the Company’s audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements.

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

I. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

Since inception, the Company has had no changes in or disagreements with its accountants. The Company’s audited financial statements have been included in this prospectus in reliance upon Pritchett, Siler & Hardy PC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

J. Quantitative and Qualitative Disclosures about Market Risk

None.

K. Directors, Executive Officers, Promoters and Control Persons

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name and Business Address	Age	Position	Director Since
Bill MacGillivary 1717 N. Bayshore Dr. #2831 Miami, FL 33132	49	President, Chief Executive Officer, Chief Operating Officer and Director	April 21, 2016
Kenneth Lelek 1717 N. Bayshore Dr. #2831 Miami, FL 33132	57	Chief Financial Officer, Secretary, and Director	February 24, 2015
Wayne Miletta 1717 N. Bayshore Dr. #2831 Miami, FL 33132	69	Director	February 24, 2015

Wayne Miletta, and Kenneth Lelek have held the offices/positions since the inception of the Company, Bill MacGillivary was appointed on April 21, 2016, and all are expected to hold said offices/positions until the next annual meeting of the shareholders. The persons named above are the Company’s only officers, directors, promoters and control persons.

Background Information about The Company’s Officers and Directors

Bill MacGillivary, Age 49: Mr. MacGillivary has been involved in the area of cultivating microalgae since October 2010, when he was the president of Pacific Rim Bioenergy. Pacific Rim Bioenergy worked on developing photo bioreactor technology used for growing of microalgae within a closed system. While there, he also worked on providing technology specifically designed to optimize the growth kinetics of several strains of algae. During 2014 – 2015, Bill worked at TransAct Energy Ltd., where he was involved in the business development of the Company. From January 2013 until January 2015, Bill was the president of AlgaeCan Biotech, Ltd., where he helped facilitate the growth of the company through his affiliations in the industry. Mr. MacGillivary graduated with a Bachelor of Science from the University College of Cape Breton. Due to Mr. MacGillivary’s past experiences in the Algae industry and running small companies, the board of directors determined it to be strategic to utilize his expertise for our Company.

Wayne Miletta, Age 69: Mr. Miletta, who has been retired since 2009, is an experienced entrepreneur who, in the last 45 years, formed and operated a number of companies. From 1968 to 1978, he started and managed numerous food and beverage establishments located in San Diego’s Gas Lamp Quarter. Mr. Miletta’s involvement in community affairs also saw him being jointly responsible for converting the current San Diego Gas Lamp Quarter into a Historical Zone. This led the quarter to be preserved and develop into the successful retail district it is today.

In 1977, Mr. Miletta founded and operated Century Business College in San Diego, Ca., an accredited institution. Century specialized in hotel and culinary training and established multiple locations two of which included Los Angeles, Calif and Las Vegas, NV. After literally training and finding thousands of graduates, Employment Century Business College was sold in 1995. Subsequently, Mr. Miletta relocated to Nevada where he established A. Rothschild Marketing, a boutique marketing and advertising firm specializing in promoting tourism. Mr. Miletta attended California State University, Northridge where he majored in Marketing and Journalism with an Accounting minor.

Since 2006, Mr. Miletta has focused his efforts on commercial and residential real estate development, green energy and green products enhancement as well as various charities for the homeless.

Kenneth Lelek, Age 57: Kenneth Lelek is a pioneer in the fields of technical and alternative energies.  In 2006 Mr. Lelek, founded and became the President of Cleangoal Environmental Ltd. (a related party). At Cleangoal Environmental, Mr. Lelek is in charge of the day to day operations and implementing his vision of developing clean energy technologies that are cost effective. In the late 1990’s, Mr. Lelek began to focus his attention towards sustainable development and ecofriendly manufactured goods with the co-founding of Hemptown Clothing CRLRF.  Ken was instrumental in listing Hemptown Clothing on a public exchange, and now the company is called Crailar Industries, Inc. (“Crailar”). Mr. Lelek was also assisted Crailar with the entering into of a Joint Development Agreement to produce applications of technology licensed by Crailar from the National Research Council (Canada). With the success and experiences gained through his work with Crailar, Ken was also able to assist in the raising of start-up funding for Thorium One, Trans Act Energy, 3D Algae, and Titan Cure. Kenneth Lelek graduated from Mount Royal College with a degree in Business Administration. Due to Mr. Lelek’s past experiences with green products and small public companies, his participation with our Company is very strategic.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only three directors two of which are not independent as they are also officers. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive due to the current circumstances of the Company. Further, because there are only minimal operations, at the present time, it is believed the services of a financial expert are not warranted.

Code of Ethics

Our Board of Directors has not adopted a code of ethics due to the fact that we presently only have three directors, two of which are Officers of the Company. We anticipate that we will adopt a code of ethics when we increase either the number of our directors and officers or the number of our employees.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

L. Executive Compensation and Corporate Governance

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the year ended December 31, 2015, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Bill MacGillivary President, Chief Executive Officer, and Director	2015	$0	0	0	0	0	0	0	$0
Wayne Miletta, Director	2015	$0	0	$12,500	0	0	0	0	$12,500
Kenneth Lelek Chief Financial Officer, Secretary, and Director	2015	$24,000	0	$187,500	0	0	0	0	$211,500

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December, 2015.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Director Independence

The Board of Directors is currently composed of three members. Bill MacGillivary and Kenneth Lelek do not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market, as they are also officers of the Company. Wayne Miletta does qualify as an independent director in accordance with the published listing requires of the NASDAQ Global Markets, as he is not also an officer of the Company. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, the board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had the board of directors made these determinations, the board of directors would have reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Bill MacGillivary, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Wayne Miletta, collects and evaluates all shareholder communications. All communications addressed to the director and executive officer will be reviewed by Bill MacGillivary, unless the communication is clearly frivolous.

M. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information at September 30, 2016, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to the Company), (ii) each of the Directors, (iii) each of the Executive Officers and (iv) all of the Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of September 30, 2016, the Company had 21,411,500 shares of Common Stock issued and outstanding.

Beneficial Name of Owner	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Ownership Before Offering (1)	Percentage of Ownership After Offering
Wayne Miletta	500,000	500,000	2%	<1%
Bill MacGillivary	7,500,000	7,500,000	36%	25%
Kenneth Lelek	7,501,500	7,501,500	36%	25%
All Officers and Directors as a Group	15,501,500	15,501,500	76%	51%

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Future Sales by Principal Shareholders

A total of 15,501,500 shares have been issued to the company officers, directors and affiliates and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of the Company’s common stock in any market that may develop, of which there can be no assurance. The principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

N. Transactions With Related Persons, Promoters And Certain Control Persons

On June 19, 2015, the Company issued 1,500 shares of common stock to Kenneth Lelek (“Lelek”), the sole officer and director of the Company, as founder’s shares. The shares were valued at par value of $0.0001, therefore, $0.15.

On August 28, 2015, as a condition of the employment agreement with Lelek, the Company issued 7,500,000 shares of common stock. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $187,500.

On December 1, 2015, the Company issued 1,411,500 shares of common stock to Wayne Miletta, a director of the Company, as compensation. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $35,288.

As of December 31, 2015, the Company recorded accrued expenses of $24,000 for contractual compensation to Lelek.

As of March 31, 2016, the Company recorded accrued expenses of $60,000 for contractual compensation to Lelek.

On April 21, 2016, as a part of the appointing Bill MacGillivary as the President, Chief Executive Officer, Chief Operating Officer and as a director, the Company issued 7,500,000 shares of common stock. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $187,500.

The shares that were issued were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which the Company was or is a party since the beginning of the last fiscal year, or in any proposed transaction to which the Company proposes to be a party:

a.	any of the director(s) or executive officer(s);
b.	any nominee for election as one of the Company’s directors;
c.	any person who is known by the Company to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company’s Common Stock; or
d.	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons named in paragraph (a), (b) or (c) above.

There are not currently any conflicts of interest by or among the Company’s current officers, directors, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, the Company will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). We are subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, pursuant to Section 13(a) or 15(d) of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

CLEANGOAL ENERGY, CORP.

(A Development Stage Company)

December 31, 2015

Index

Report of Independent Accounting Firm	F-2

Balance Sheets	F–3

Statements of Operations	F–4

Statement of Shareholders’ Deficit	F–5

Statements of Cash Flows	F–6

Notes to the Financial Statements	F–7

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1438 N. HIGHWAY 89 STE. 130

FARMINGTON, UTAH 84025

_______________

(801) 447-9572 FAX (801) 447-9578

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Cleangoal Energy, Corp.

Miami, Florida

We have audited the accompanying balance sheets of Cleangoal Energy, Corp.as of December 31, 2015 and the related statements of operations, stockholders’ deficit and cash flows for the period from inception (February 24, 2015) to December 31, 2015. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cleangoal Energy, Corp.as of December 31, 2015 and the results of its operations and cash flows for the period from inception (February 24, 2015) to December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered recurring losses and has no operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.

Farmington, Utah

September 1, 2016

CLEANGOAL ENERGY, CORP.

Balance Sheet

December 31, 2015

ASSETS

Current assets
Cash	$32,831
Total current assets	32,831

Total assets	$32,831

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Notes payable to related party	$74,980
Accounts payable	2,950
Accounts payable to related party	11,900
Accrued expenses	4,478
Accrued expenses to related party	25,930

Total current liabilities	120,238

Total liabilities	120,238

Commitments and contingencies (Note 4)

Stockholders’ deficit
Common stock, $0.0001 par value, 100,000,000 shares authorized,
9,831,500 shares issued, issuable and outstanding	983
Subscription receivable	(10,500)
Additional paid-in capital	244,767
Accumulated deficit	(322,657)
Total stockholders’ deficit	(87,407)

Total liabilities and stockholders’ deficit	$32,831

See accompanying notes to financial statements.

CLEANGOAL ENERGY, CORP.

Statement of Operations

For the Period from Inception (February 24, 2015) to December 31, 2015

Revenue, net	$—

Operating expenses
General and administrative (includes stock-based compensation of $200,000 for the period ended December 31, 2015)	316,398

Operating loss	(316,398)

Other income (expense)
Interest expense	(6,259)

Total other income (expense)	(6,259)

Net loss	$(322,657)

Net loss per share - basic and diluted	$(0.08)

Weighted average number of shares
outstanding - basic and diluted	3,832,741

See accompanying notes to financial statements.

CLEANGOAL ENERGY, CORP.

Statement of Shareholders’ Deficit

December 31, 2015

				Additional
	Common Stock		Subscription	Paid In	Accumulated
	Shares	Amount	Receivable	Capital	Deficit	Total

Balance at inception	—	$—	$—	$—	$—	$—
Issuance of founders’ shares	1,500	—	—	—	—	—
Sale of common stock	1,830,000	183	(10,500)	45,567	—	35,250
Issuance of common stock for services	8,000,000	800	—	199,200	—	200,000
Net loss for the period ended December 31, 2015	—	—	—	—	(322,657)	(322,657)

Balance at December 31, 2015	9,831,500	$983	$(10,500)	$244,767	$(322,657)	$(87,407)

See accompanying notes to financial statements.

CLEANGOAL ENERGY, CORP.

Statement of Cash Flows

For the Period from Inception (February 24, 2015) to December 31, 2015

Cash flows from operating activities:
Net loss	$(322,657)
Adjustments to reconcile net loss to net cash used in operations:
Stock-based compensation	200,000
Changes in operating assets and liabilities:
Accounts payable	2,950
Accounts payable to related party	11,900
Accrued expenses	4,478
Accrued expenses to related party	25,930
Net cash used in operating activities	(77,399)

Cash flows from financing activities:
Proceeds from the sale of common stock	35,250
Proceeds from note payable from related party	74,980
Net cash provided by financing activities	110,230

Net decrease in cash	32,831

Cash at beginning of period	—

Cash at end of period	$32,831

Supplemental disclosure of cash flow information:

Cash paid for interest	$—

Cash paid for taxes	$—

Non-cash investing and financing activities:

Subscription receivable	$150

See accompanying notes to financial statements.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

December 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Cleangoal Energy, Corp. (the “Company,” “we,” “us,” “our,” or “Cleangoal”) is a Wyoming corporation. The business was started on February 24, 2015 and has a year end of December 31.

Nature of Operations

The Company is a development stage company. Our general business strategy is aimed at building value through positioning each of the operating of “green technology” subsidiaries as a niche provider of renewable energy and of technologically advanced products or services within the green technology area of operation. Our first area of focus will be on the purchasing and then reselling of Astaxanthin (a product produced by growing Algae) for cosmetic and nutraceutical uses. The Company also anticipates updating and refining the business strategy as new opportunities present themselves. In general, the component functions of the business model are to:

•         Incrementally invest, market, and refine our Astaxanthin products;

•         Concentrate initial sales efforts on focused market entry opportunities; and

•         Increase sales to a level that establishes market acceptance, as determined by the Company’s management.

Basis of Presentation

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, allowance for accounts receivable, depreciable lives of the web site, valuation of warrants and beneficial conversion feature debt discounts, valuation of derivatives, and valuation of share-based payments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

December 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Equipment and Depreciation

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of three years for computer equipment, five years for office furniture and fixtures, and the lesser of the lease term or the useful life of the leased equipment. Leasehold improvements, if any, would be amortized over the lesser of the lease term or the useful life of the improvements. Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold are expensed as incurred.

Development Stage Company

Since inception, the Company became a “development stage company” as defined in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 915 “Development Stage Entities.” On June 10, 2014 the FASB issued authoritative guidance which eliminates the concept of a development stage entity. The incremental reporting requirements for presenting the development stage operations and cash flows since inception will no longer apply to development stage entities. The amendments of Topic 915 are to be applied retrospectively and are effective for fiscal years beginning after December 15, 2014. The Company has elected early adoption of this guidance effective with the filing of its previous quarterly report.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts payable, accrued expenses, deposits received from customers for layaway sales and short term loans the carrying amounts approximate fair value due to their short maturities.

We follow accounting guidance for financial and non-financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

December 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

We currently measure and report at fair value our intangible assets (due to our impairment analysis) and derivative liabilities. The fair value of intangible assets has been determined using the present value of estimated future cash flows method. The fair value of derivative liabilities is measured using the Black-Scholes option pricing method.

Revenue Recognition

The Company will recognize its revenue on our products in accordance with ASC 605-10, “Revenue Recognition in Financial Statements.” Under these guidelines, revenue is recognized on sales transactions when all of the following exist: persuasive evidence of an arrangement did exist, delivery of service has occurred, the sales price to the buyer is fixed or determinable and collectability is reasonably assured. The Company will have one primary revenue stream as follows:

•	Renewable energy - Astaxanthin

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.   The Company accounts for non-employee share-based awards in accordance with the measurement and recognition provisions ASC Topic 505-50. The Company estimates the fair value of stock options at the grant date by using the most recent purchase price of the Company’s common stock.

Income Taxes

The Company adopted the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2015, tax year 2015, which has not been completed, remains open for IRS audit. The Company has received no notice of audit from the IRS for the open tax year.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

December 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company adopted ASC 740-10, “Definition of Settlement in FASB Interpretation No. 48,” (“ASC 740-10”), which was issued on May 2, 2007. ASC 740-10 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under ASC 740-10. ASC 740-10 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The adoption of ASC 740-10 did not have an impact on the accompanying financial statements.

Net Earnings (Loss) Per Share

In accordance with ASC 260-10, “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments. The Company does not have any operating segments as of December 31, 2015.

Effect of Recent Accounting Pronouncements

The Company reviews new accounting standards and updates as issued. No new standards or updates had any material effect on these unaudited financial statements. The accounting pronouncements and updates issued subsequent to the date of these unaudited financial statements that were considered significant by management were evaluated for the potential effect on these financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these financial statements as presented and does not anticipate the need for any future restatement of these financial statements because of the retro-active application of any accounting pronouncements issued subsequent to September 30, 2015 through the date these financial statements were issued.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

December 31, 2015

NOTE 2 – GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained net losses of $322,657 and used cash in operating activities of $77,399 for the period of inception (February 24, 2015) through December 31, 2015. The Company had a working capital deficit, stockholders’ deficit and accumulated deficit of $87,407, $87,407 and $322,657, respectively, at December 31, 2015. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital and loans from third parties to sustain its current level of operations. The Company is in the process of securing working capital from investors for common stock, convertible notes payable, and/or strategic partnerships. No assurance can be given that the Company will be successful in these efforts.

The unaudited financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – NOTES PAYABLE

A summary of the notes payable, as of December 31, 2015, is as follows:

Notes payable, related party

Principal
Eric Horton	$50,000
CleanGoal Environmental Ltd.	24,980
Total	$74,980

On September 30, 2015, the Company executed an unsecured promissory note with Eric Horton (“Horton”), a related party, for $50,000. The note was funded to the Company’s attorney’s escrow account on February 19, 2016 and the funds were used accordingly. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. As of December 31, 2015, the accrued interest was $4,329. The note is due on demand.

On September 30, 2015, the Company executed an unsecured promissory note with CleanGoal Environmental Ltd. (“CGEI”), a related party, for $24,980. The note was funded to the Company’s attorney’s escrow account on March 25, 2016 and the funds were used accordingly. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. As of December 31, 2015, the accrued interest was $1,930. The note is due on demand.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

December 31, 2015

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of July 27, 2016, there were no pending or threatened lawsuits.

NOTE 5 – RELATED PARTIES

On June 19, 2015, the Company issued 1,500 shares of common stock to Kenneth Lelek (“Lelek”), the sole officer and director of the Company, as founder’s shares. The shares were valued at par value of $0.0001, therefore, $0.15.

On August 28, 2015, as a condition of the employment agreement with Lelek, the Company issued 7,500,000 shares of common stock. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $187,500.

On September 30, 2015, the Company executed an unsecured promissory note with Eric Horton (“Horton”), a related party, for $50,000. The note was funded to the Company’s attorney’s escrow account on February 19, 2016 and the funds were used accordingly. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. As of December 31, 2015, the accrued interest was $4,329. The note is due on demand.

On September 30, 2015, the Company executed an unsecured promissory note with CleanGoal Environmental Ltd. (“CGEI”), a related party, for $24,980. The note was funded to the Company’s attorney’s escrow account on March 25, 2016 and the funds were used accordingly. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. As of December 31, 2015, the accrued interest was $1,930. The note is due on demand.

As of December 31, 2015, the Company recorded accrued expenses of $24,000 for contractual compensation to Lelek. Additionally, the Company incurred rent charges of $9,900 for the period ended December 31, 2015, which were charged by Lelek. As of December 31, 2015, the Company had accounts payable of $3,900 related to the rent expense payable to Lelek.

NOTE 6 – STOCKHOLDERS’ EQUITY

Common Stock

The Company was authorized to issue 1,500 shares of common stock as of February 24, 2015, the date of inception, with a par value of $0.0001. The common stock has voting rights. On August 24, 2015, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000.

On June 19, 2015, the Company issued 1,500 shares of common stock to Lelek, the sole officer and director of the Company, as founder’s shares. The shares were valued at par value of $0.0001, therefore, $0.15.

On August 14, 2015, the Company sold 200,000 shares of common stock to Erica Segovic for $5,000 for a value of $0.025 per share.

On August 14, 2015, the Company sold 200,000 shares of common stock to Marko Segovic for $5,000 for a value of $0.025 per share.

On August 14, 2015, the Company sold 200,000 shares of common stock to Natalie Paskellidis for $5,000 for a value of $0.025 per share.

On August 28, 2015, as a condition of the employment agreement with Lelek, the Company issued 7,500,000 shares of common stock. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $187,500.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

December 31, 2015

NOTE 6 – STOCKHOLDERS’ EQUITY (CONTINUED)

On September 21, 2015, the Company sold 200,000 shares of common stock to Rob Macdonald for $5,000 for a value of $0.025 per share.

On September 21, 2015, the sold 400,000 shares of common stock to Rob MacDonald for $10,000 for a value of $0.025 per share. As of December 31, 2015, the subscription was a receivable for the $10,000.

On October 6, 2015, the Company sold 40,000 shares of common stock to Bill Paisley for $1,000 for a value of $0.025 per share.

On October 6, 2015, the Company sold 80,000 shares of common stock to Chuck Poteet for $2,000 for a value of $0.025 per share.

On October 6, 2015, the Company sold 20,000 shares of common stock to Ed Garner for $500 for a value of $0.025 per share.

On October 6, 2015, the Company sold 30,000 shares of common stock to Greg Whelton for $750 for a value of $0.025 per share.

On October 6, 2015, the Company sold 40,000 shares of common stock to Dimitrios Hatzis for $1,000 for a value of $0.025 per share.

On October 6, 2015, the Company sold 100,000 shares of common stock to Jane Craymer for $2,500 for a value of $0.025 per share.

On October 6, 2015, the Company sold 100,000 shares of common stock to Jesse Craymer for $2,500 for a value of $0.025 per share.

On October 6, 2015, the Company sold 20,000 shares of common stock to Brad Furlan for $500 for a value of $0.025 per share.

On October 6, 2015, the Company sold 30,000 shares of common stock to Alison Scully for $750 for a value of $0.025 per share.

On October 7, 2015, the Company sold 20,000 shares of common stock to Joel Watanbe for $500 for a value of $0.025 per share.

On October 9, 2015, the Company sold 30,000 shares of common stock to Jean-Francois Giasson for $750 for a value of $0.025 per share.

On November 19, 2015, the Company sold 20,000 shares of common stock to Ian Ross for $5,000 for a value of $0.025 per share. As of December 31, 2015, the subscription was a receivable for the $5,000.

On November 30, 2015, the Company sold 100,000 shares of common stock to Lee Wagner for $2,500 for a value of $0.025 per share.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

December 31, 2015

NOTE 7 – INCOME TAX

For the period from inception through December 31, 2015, there was no provision for income taxes and deferred tax assets have been entirely offset by valuation allowances.

As of December 31, 2015, the Company has net operating loss carryforwards of approximately $48,600. The carryforwards expire through the year 2035. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 34% to loss before taxes), as follows:

For the Period
from Inception
(February 24, 2015)
to
December 31, 2015
Tax expense (benefit) at the statutory rate	$(109,703)
State income taxes, net of federal income tax benefit	(7,025)
Non-deductible items	68,105
Change in valuation allowance	48,623
Total	$—

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax effect of significant components of the Company’s deferred tax assets and liabilities at December 31, 2015 are as follows:

For the Period
from Inception
(February 24, 2015)
to
December 31, 2015
Deferred tax assets:
Net operating loss carryforward	$48,623
Total gross deferred tax assets	48,623
Less: Deferred tax asset valuation allowance	(48,623)
Total net deferred tax assets	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2015 are fully offset by a 100% valuation allowance. The valuation allowance for the remaining net deferred tax assets was $48,623 as of December 31, 2015. The decrease in valuation allowance for the period ended December 31, 2015 was $48,623.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

December 31, 2015

NOTE 8 – CONCENTRATIONS

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of temporary cash investments.

The Company places its temporary cash investments with financial institutions insured by the FDIC. No amounts exceeded federally insured limits as of December 31, 2015. There have been no losses in these accounts through December 31, 2015.

NOTE 9 – SUBSEQUENT EVENTS

On January 19, 2016, the Company issued 100,000 shares of common stock to Frank Amoretto for $2,500. The shares were valued at $0.025 per share.

On January 19, 2016, the Company issued 100,000 shares of common stock to Jim Hopkins for $2,500. The shares were valued at $0.025 per share.

On February 27, 2016, the Company issued 20,000 shares of common stock to Patricia Whitney for $500. The shares were valued at $0.025 per share.

On February 29, 2016, the Company issued 20,000 shares of common stock to Tim Lelek for $500. The shares were valued at $0.025 per share.

On February 29, 2016, the Company issued 20,000 shares of common stock to Shawn Lelek for $500. The shares were valued at $0.025 per share.

On February 29, 2016, the Company issued 20,000 shares of common stock to Tom Bosley for $500. The shares were valued at $0.025 per share

On February 18, 2016, the Company issued 1,400,000 shares of common stock to Rob Macdonald for $35,000. The shares were valued at $0.025 per share.

On April 11, 2016, the Company issued 1,500,000 shares of common stock to Erica Segovic as per the terms of the Consulting Agreement. The shares were valued at $0.025 per share.

On April 21, 2016, the Company appointed Bill MacGillivary (“MacGillivary”) as the President, Chief Executive Officer, Chief Operating Officer and as a director. In conjunction of the appointment, the Company issued MacGillivary 7,500,000 shares of common stock. The shares were valued at $0.025 per share, or $187,500.

On April 26, 2016, the Company issued 20,000 shares of common stock to Tony Bosley for $500. The shares were valued at $0.025 per share.

On May 18, 2016, the Company issued 20,000 shares of common stock to Tony Bosley for $500. The shares were valued at $0.025 per share.

On August 15, 2016, the Company moved its state of incorporation to Wyoming.

CLEANGOAL ENERGY, CORP.

(A Development Stage Company)

September 30, 2016

Index

Balance Sheets	F–17

Statements of Operations	F–18

Statements of Cash Flows	F–19

Notes to the Financial Statements	F–20

CLEANGOAL ENERGY, CORP.

Condensed Balance Sheets

	September 30,	December 31,
	2016	2015
	(unaudited)
ASSETS

Current assets
Cash	$11,659	$32,831
Total current assets	11,659	32,831

Total assets	$11,659	$32,831

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Notes payable	$55,000	$50,000
Notes payable to related party	24,980	24,980
Accounts payable	36,900	2,950
Accounts payable to related party	1,450	11,900
Accrued expenses	8,733	4,478
Accrued expenses to related party	81,176	25,930

Total current liabilities	208,239	120,238

Total liabilities	208,239	120,238

Commitments and contingencies

Stockholders' deficit
Common stock, $0.0001 par value, 100,000,000 shares authorized,21,411,500 and 9,831,500 shares issued, issuable and outstanding, respectively	2,141	983
Subscription receivable	—	(10,500)
Additional paid-in capital	533,109	244,767
Accumulated deficit	(731,830)	(322,657)
Total stockholders' deficit	(196,580)	(87,407)

Total liabilities and stockholders' deficit	$11,659	$32,831

See accompanying notes to unaudited condensed financial statements.

CLEANGOAL ENERGY, CORP.

Condensed Statements of Operations

(unaudited)

				Period from
			For the	Inception
			nine months	(February 24, 2015)
	For the three months ended		ended	to
	September 30,		September 30,	September 30,
	2016	2015	2016	2015

Revenue, net	$—	$—	$—	$—

Operating expenses
General and administrative (includes stock-based compensation of $0 and $200,000 for three months ended September 30, 2016 and 2015, respectively, and $225,000 and $200,000 for the nine months ended September 30, 2016 and 2015, respectively)	43,004	228,296	403,522	269,075

Operating loss	(43,004)	(228,296)	(403,522)	(269,075)

Other income (expense)
Interest expense	(1,912)	(1,890)	(5,651)	(4,369)

Total other income (expense)	(1,912)	(1,890)	(5,651)	(4,369)

Net loss	$(44,916)	$(230,186)	$(409,173)	$(273,444)

Net loss per share - basic and diluted	$(0.00)	$(1,535)	$(0.02)	$(1,823)

Weighted average number of shares
outstanding - basic and diluted	20,585,953	150	16,629,529	150

See accompanying notes to unaudited condensed financial statements.

CLEANGOAL ENERGY, CORP.

Condensed Statements of Cash Flows

(unaudited)

		Period from
	For the	inception
	nine months	(February 24, 2015)
	ended	to
	September 30, 2016	September 30, 2015
Cash flows from operating activities:
Net loss	$(409,173)	$(273,444)
Adjustments to reconcile net loss to net cash used in operations:
Stock-based compensation	225,000	200,000
Changes in operating assets and liabilities:
Accounts payable	33,950	2,168
Accounts payable to related party	(10,450)	200
Accrued expenses	4,255	3,069
Accrued expenses to related party	55,246	7,300
Net cash used in operating activities	(101,172)	(60,707)

Cash flows from financing activities:
Proceeds from the sale of common stock	75,000	21,500
Proceeds from note payable	5,000	74,980
Net cash provided by financing activities	80,000	96,480

Net decrease in cash	(21,172)	35,773

Cash at beginning of period	32,831	—

Cash at end of period	$11,659	$35,773

Supplemental disclosure of cash flow information:

Cash paid for interest	$—	$—

Cash paid for taxes	$—	$—

See accompanying notes to unaudited condensed financial statements.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

September 30, 2016

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Cleangoal Energy, Corp. (the “Company,” “we,” “us,” “our,” or “Cleangoal”) is a Wyoming corporation. The business was started on February 24, 2015 and has a year end of December 31.

Nature of Operations

The Company is a development stage company. Our general business strategy is aimed at building value through positioning each of the operating of “green technology” subsidiaries as a niche provider of renewable energy and of technologically advanced products or services within the green technology area of operation. Our first area of focus will be on the purchasing and then reselling of Astaxanthin (a product produced by growing Algae) for cosmetic and nutraceutical uses. The Company also anticipates updating and refining the business strategy as new opportunities present themselves. In general, the component functions of the business model are to:

•	Incrementally invest, market, and refine our Astaxanthin products;
•	Concentrate initial sales efforts on focused market entry opportunities; and
•	Increase sales to a level that establishes market acceptance, as determined by the Company’s management.

Basis of Presentation

The accompanying unaudited financial statements of Cleangoal Energy, Corp. have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 8 of Regulation S-X. The results of operations for the interim period ended September 30, 2016 shown in this report are not necessarily indicative of results to be expected for the full fiscal year ending December 31, 2016. In the opinion of the Company’s management, the information contained herein reflects all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Company’s results of operations, financial position and cash flows. The unaudited interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2015.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, allowance for accounts receivable, depreciable lives of the web site, valuation of warrants and beneficial conversion feature debt discounts, valuation of derivatives, and valuation of share-based payments.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

September 30, 2016

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Property, Equipment and Depreciation

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of three years for computer equipment, five years for office furniture and fixtures, and the lesser of the lease term or the useful life of the leased equipment. Leasehold improvements, if any, would be amortized over the lesser of the lease term or the useful life of the improvements. Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold are expensed as incurred.

Development Stage Company

Since inception, the Company became a “development stage company” as defined in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 915 “Development Stage Entities.” On June 10, 2014, the FASB issued authoritative guidance which eliminates the concept of a development stage entity. The incremental reporting requirements for presenting the development stage operations and cash flows since inception will no longer apply to development stage entities. The amendments of Topic 915 are to be applied retrospectively and are effective for fiscal years beginning after December 15, 2014. The Company has elected early adoption of this guidance effective with the filing of its previous quarterly report.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts payable, accrued expenses, deposits received from customers for layaway sales and short term loans the carrying amounts approximate fair value due to their short maturities.

We follow accounting guidance for financial and non-financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

September 30, 2016

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

We currently measure and report at fair value our intangible assets (due to our impairment analysis) and derivative liabilities. The fair value of intangible assets has been determined using the present value of estimated future cash flows method.

Revenue Recognition

The Company will recognize its revenue on our products in accordance with ASC 605-10, “Revenue Recognition in Financial Statements.” Under these guidelines, revenue is recognized on sales transactions when all of the following exist: persuasive evidence of an arrangement did exist, delivery of service has occurred, the sales price to the buyer is fixed or determinable and collectability is reasonably assured. The Company will have one primary revenue stream as follows:

•	Dietary Supplement - Astaxanthin

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.   The Company accounts for non-employee share-based awards in accordance with the measurement and recognition provisions ASC Topic 505-50. The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option-pricing model.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

September 30, 2016

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company adopted the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2015, tax year 2015, which has not been completed, remains open for IRS audit. The Company has received no notice of audit from the IRS for the open tax year.

The Company adopted ASC 740-10, “Definition of Settlement in FASB Interpretation No. 48,” (“ASC 740-10”), which was issued on May 2, 2007. ASC 740-10 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under ASC 740-10. ASC 740-10 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The adoption of ASC 740-10 did not have an impact on the accompanying consolidated financial statements.

Net Earnings (Loss) Per Share

In accordance with ASC 260-10, “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.

Effect of Recent Accounting Pronouncements

The Company reviews new accounting standards and updates as issued. No new standards or updates had any material effect on these unaudited financial statements. The accounting pronouncements and updates issued subsequent to the date of these unaudited financial statements that were considered significant by management were evaluated for the potential effect on these financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these financial statements as presented and does not anticipate the need for any future restatement of these financial statements because of the retro-active application of any accounting pronouncements issued subsequent to September 30, 2016 through the date these financial statements were issued.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

September 30, 2016

(unaudited)

NOTE 2 – GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained net losses of $409,173 and used cash in operating activities of $101,172 for the nine months ended September 30, 2016. The Company had a working capital deficit, stockholders’ deficit and accumulated deficit of $196,580, $196,580 and $731,830, respectively, at September 30, 2016. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital and loans from third parties to sustain its current level of operations. The Company is in the process of securing working capital from investors for common stock, convertible notes payable, and/or strategic partnerships. No assurance can be given that the Company will be successful in these efforts.

The unaudited financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

September 30, 2016

(unaudited)

NOTE 3 – NOTES PAYABLE

A summary of the notes payable, as of September 30, 2016, is as follows:

Notes payable
	September 30, 2016			September 30, 2015
		Accrued			Accrued
	Principal	Interest	Total	Principal	Interest	Total
Eric Horton	$ 50,000	$ 8,082	$ 58,082	$ 50,000	$ 3,069	$ 53,069
Eric Horton	5,000	22	5,022	-	-	-
Total	$ 55,000	$ 8,104	$ 63,104	$ 50,000	$ 3,069	$ 53,069

Notes payable to related party
	September 30, 2016			September 30, 2015
		Accrued			Accrued
	Principal	Interest	Total	Principal	Interest	Total
Clean Goal Environmental Ltd.	$ 24,980	$ 3,805	$ 28,785	$ 24,980	$ 1,300	$ 26,280
Total	$ 24,980	$ 3,805	$ 28,785	$ 24,980	$ 1,300	$ 26,280

On September 30, 2015, the Company executed an unsecured promissory note with Eric Horton (“Horton”) for $50,000. The note was funded to the Company’s attorney’s escrow account on February 19, 2016 and the funds were used accordingly. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. As of September 30, 2016, the accrued interest was $8,082. The note is due on demand.

On September 30, 2015, the Company executed an unsecured promissory note with CleanGoal Environmental Ltd. (“CGEI”), which is a related party, for $24,980. The note was funded to the Company’s attorney’s escrow account on March 25, 2016 and the funds were used accordingly. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. As of September 30, 2016, the accrued interest was $3,805. The note is due on demand.

On September 15, 2016, the Company executed an unsecured promissory note with Horton for $5,000. The note was funded to the Company’s attorney’s escrow account on March 10, 2016 and the funds were used accordingly. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. As of September 30, 2016, the accrued interest was $22. The note is due on demand.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

September 30, 2016

(unaudited)

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of November 16, 2016, there were no pending or threatened lawsuits.

NOTE 5 – RELATED PARTIES TRANSACTIONS

On June 19, 2015, the Company issued 1,500 shares of common stock to Kenneth Lelek (“Lelek”), the sole officer and director of the Company, as founder’s shares. The shares were valued at par value of $0.0001, therefore, $0.15.

On August 28, 2015, as a condition of the employment agreement with Lelek, the Company issued 7,500,000 shares of common stock. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $187,500.

On September 30, 2015, the Company executed an unsecured promissory note with CGEI, which is a related party, for $24,980. Lelek is a principal of CGEI. The note was funded to the Company’s attorney’s escrow account on March 25, 2016 and the funds were used accordingly. The note bears interest at the rate of 10% per annum which accrues. The interest has been calculated from the funding date. As of September 30, 2016, the accrued interest was $3,176. The note is due on demand.

On December 1, 2015, the Company issued 1,411,500 shares of common stock to Wayne Miletta, a director of the Company, as compensation. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $35,288.

On April 21, 2016, as a part of the appointing Bill MacGillivary as the President, Chief Executive Officer, Chief Operating Officer and as a director, the Company issued 7,500,000 shares of common stock. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $187,500.

As of September 30, 2016, the Company recorded accrued expenses of $78,000 for contractual compensation to Lelek.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

September 30, 2016

(unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY

Common Stock

The Company was authorized to issue 1,500 shares of common stock as of February 24, 2015, the date of inception, with a par value of $0.0001. The common stock has voting rights. On August 24, 2015, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000.

On June 19, 2015, the Company issued 1,500 shares of common stock to Lelek, the sole officer and director of the Company, as founder’s shares. The shares were valued at par value of $0.0001, therefore, $0.15.

On August 14, 2015, the Company sold 200,000 shares of common stock to Erica Segovic for $5,000 for a value of $0.025 per share.

On August 14, 2015, the Company sold 200,000 shares of common stock to Marko Segovic for $5,000 for a value of $0.025 per share.

On August 14, 2015, the Company sold 200,000 shares of common stock to Natalie Paskellidis for $5,000 for a value of $0.025 per share.

On August 28, 2015, as a condition of the employment agreement with Lelek, the Company issued 7,500,000 shares of common stock. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $187,500.

On September 21, 2015, the Company sold 200,000 shares of common stock to Rob Macdonald for $5,000 for a value of $0.025 per share.

On October 6, 2015, the Company sold 40,000 shares of common stock to Bruce Paisley for $1,000 for a value of $0.025 per share.

On October 6, 2015, the Company sold 80,000 shares of common stock to Chuck Poteet for $2,000 for a value of $0.025 per share.

On October 6, 2015, the Company sold 20,000 shares of common stock to Ed Garner for $500 for a value of $0.025 per share.

On October 6, 2015, the Company sold 30,000 shares of common stock to Greg Whelton for $750 for a value of $0.025 per share.

On October 6, 2015, the Company sold 40,000 shares of common stock to Dimitrios Hatzis for $1,000 for a value of $0.025 per share.

On October 6, 2015, the Company sold 100,000 shares of common stock to Jane Craymer for $2,500 for a value of $0.025 per share.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

September 30, 2016

(unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY (CONTINUED)

On October 6, 2015, the Company sold 100,000 shares of common stock to Jesse Craymer for $2,500 for a value of $0.025 per share.

On October 6, 2015, the Company sold 20,000 shares of common stock to Brad Furlan for $500 for a value of $0.025 per share.

On October 6, 2015, the Company sold 30,000 shares of common stock to Alison Scully for $750 for a value of $0.025 per share.

On October 7, 2015, the Company sold 20,000 shares of common stock to Joel Watanbe for $500 for a value of $0.025 per share.

On October 9, 2015, the Company sold 30,000 shares of common stock to Jean-Francois Giasson for $750 for a value of $0.025 per share.

On November 19, 2015, the Company sold 20,000 shares of common stock to Ian Ross for $5,000 for a value of $0.025 per share.

On November 30, 2015, the Company sold 100,000 shares of common stock to Lee Wagner for $2,500 for a value of $0.025 per share.

On December 1, 2015, the Company issued 1,411,500 shares of common stock to Wayne Miletta, a director of the Company, as compensation. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $35,288.

On January 19, 2016, the Company issued 100,000 shares of common stock to Frank Amoretto for $2,500. The shares were valued at $0.025 per share.

On January 19, 2016, the Company issued 100,000 shares of common stock to Jim Hopkins for $2,500. The shares were valued at $0.025 per share.

On February 18, 2016, the Company issued 1,400,000 shares of common stock to Rob Macdonald for $35,000. The shares were valued at $0.025 per share.

On February 27, 2016, the Company issued 20,000 shares of common stock to Patricia Whitney for $500. The shares were valued at $0.025 per share.

On February 29, 2016, the Company issued 20,000 shares of common stock to Tim Lelek for $500. The shares were valued at $0.025 per share.

CLEANGOAL ENERGY, CORP.

Notes to Financial Statements

September 30, 2016

(unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY (CONTINUED)

On April 11, 2016, the Company issued 1,500,000 shares of common stock to Erica Segovic for $37,500. The shares were valued at $0.025 per share.

On April 21, 2016, as a part of the appointing Bill MacGillivary as the President, Chief Executive Officer, Chief Operating Officer and as a director, the Company issued 7,500,000 shares of common stock. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $187,500.

On April 26, 2016, the Company issued 20,000 shares of common stock to Tony Bosley for $500. The shares were valued at $0.025 per share.

On May 18, 2016, the Company issued 20,000 shares of common stock to Tony Bosley for $500. The shares were valued at $0.025 per share.

On August 9, 2016, the Company issued 20,000 shares of common stock to Bradly Sparks for $500. The shares were valued at $0.025 per share.

On August 9, 2016, the Company issued 20,000 shares of common stock to Dawn Ullock for $500. The shares were valued at $0.025 per share.

On August 9, 2016, the Company issued 20,000 shares of common stock to Kyle Bartlett for $500. The shares were valued at $0.025 per share.

On August 9, 2016, the Company issued 20,000 shares of common stock to Lindsay Sparks for $500. The shares were valued at $0.025 per share.

On August 9, 2016, the Company issued 20,000 shares of common stock to Roderick Bartlett for $500. The shares were valued at $0.025 per share.

On September 6, 2016, the Company issued 400,000 shares of common stock to Rob Macdonald for $10,000. The shares were valued at $0.025 per share.

On September 6, 2016, the Company issued 400,000 shares of common stock to Dave Daniels for $10,000. The shares were valued at $0.025 per share.

NOTE 7 – CONCENTRATIONS

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of temporary cash investments.

The Company places its temporary cash investments with financial institutions insured by the FDIC. No amounts exceeded federally insured limits as of September 30, 2016. There have been no losses in these accounts through September 30, 2016.

NOTE 8 – SUBSEQUENT EVENTS

None. Management has reviewed and evaluated subsequent events through the date on which the current financial statements were issued and did not have any material recognizable subsequent events after September 30, 2016.

PROSPECTUS

CleanGoal Energy, Corp.

1717 N. Bayshore Dr. #2831

Miami, FL 33132

$500,000

Up To 10,000,000 Shares of Common Stock Offered By the Company

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2016___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_____________, 2016

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distribution are as follows:

SEC Filings	$ 7,000
Transfer Agent	$ 3,000
Misc. Expenses	$ 30,000
Legal and Accounting	$ 60,000
Total Offering Expenses	$100,000

Item 14. Indemnification of directors and officers

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

Pursuant to the Wyoming Business Corporation Act, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. In addition, pursuant to the Wyoming Business Corporation Act, a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if: the director conducted himself in good faith, he reasonably believed that his conduct was in or at least was not opposed to the corporation’s best interests, and in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful, or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. Under the Wyoming Business Corporation Act, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has acted in good faith, or in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in the director’s capacity. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith. The Wyoming Business Corporation Act also allows for indemnification of officers of a corporation to the same extent as a director, or to such further extent as is provided for in the corporation’s articles of incorporation or bylaws, except for liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding, liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.

The Company’s bylaws follow the Wyoming Business Corporation Act’s limits of indemnification, but states that the amount of indemnity to be provided shall be fixed by the board of directors, or if there is no disinterested majority of the board available, the amount shall be fixed by arbitration. The Company’s articles of incorporation also follow the standards set forth in the Wyoming Business Corporation Act, and state that no person who is or was a director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or it shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 17-16-833 of the Wyoming Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s articles and bylaws are silent on the issue of officer indemnification, but the Company, if necessary, would allow for indemnification of officers pursuant to the rules set forth in the Wyoming Business Corporation Act.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On June 19, 2015, the Company issued 1,500 shares of common stock to Lelek, the sole officer and director of the Company, as founder’s shares. The shares were valued at par value of $0.0001, therefore, $0.15.

On August 14, 2015, the Company sold 200,000 shares of common stock to Erica Segovic for $5,000 for a value of $0.025 per share.

On August 14, 2015, the Company sold 200,000 shares of common stock to Marko Segovic for $5,000 for a value of $0.025 per share.

On August 14, 2015, the Company sold 200,000 shares of common stock to Natalie Paskellidis for $5,000 for a value of $0.025 per share.

On August 28, 2015, as a condition of the employment agreement with Lelek, the Company issued 7,500,000 shares of common stock. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $187,500.

On September 21, 2015, the Company sold 200,000 shares of common stock to Rob Macdonald for $5,000 for a value of $0.025 per share.

On October 6, 2015, the Company sold 40,000 shares of common stock to Bruce Paisley for $1,000 for a value of $0.025 per share.

On October 6, 2015, the Company sold 80,000 shares of common stock to Chuck Poteet for $2,000 for a value of $0.025 per share.

On October 6, 2015, the Company sold 20,000 shares of common stock to Ed Garner for $500 for a value of $0.025 per share.

On October 6, 2015, the Company sold 30,000 shares of common stock to Greg Whelton for $750 for a value of $0.025 per share.

On October 6, 2015, the Company sold 40,000 shares of common stock to Dimitrios Hatzis for $1,000 for a value of $0.025 per share.

On October 6, 2015, the Company sold 100,000 shares of common stock to Jane Craymer for $2,500 for a value of $0.025 per share.

On October 6, 2015, the Company sold 100,000 shares of common stock to Jesse Craymer for $2,500 for a value of $0.025 per share.

On October 6, 2015, the Company sold 20,000 shares of common stock to Brad Furlan for $500 for a value of $0.025 per share.

On October 6, 2015, the Company sold 30,000 shares of common stock to Alison Scully for $750 for a value of $0.025 per share.

On October 7, 2015, the Company sold 20,000 shares of common stock to Joel Watanbe for $500 for a value of $0.025 per share.

On October 9, 2015, the Company sold 30,000 shares of common stock to Jean-Francois Giasson for $750 for a value of $0.025 per share.

On November 19, 2015, the Company sold 20,000 shares of common stock to Ian Ross for $5,000 for a value of $0.025 per share.

On November 30, 2015, the Company sold 100,000 shares of common stock to Lee Wagner for $2,500 for a value of $0.025 per share.

On December 1, 2015, the Company issued 1,411,500 shares of common stock to Wayne Miletta, a director of the Company, as compensation. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $35,288.

On January 19, 2016, the Company issued 100,000 shares of common stock to Frank Amoretto for $2,500. The shares were valued at $0.025 per share.

On January 19, 2016, the Company issued 100,000 shares of common stock to Jim Hopkins for $2,500. The shares were valued at $0.025 per share.

On February 18, 2016, the Company issued 1,400,000 shares of common stock to Rob Macdonald for $35,000. The shares were valued at $0.025 per share.

On February 27, 2016, the Company issued 20,000 shares of common stock to Patricia Whitney for $500. The shares were valued at $0.025 per share.

On February 29, 2016, the Company issued 20,000 shares of common stock to Tim Lelek for $500. The shares were valued at $0.025 per share.

On February 29, 2016, the Company issued 20,000 shares of common stock to Shawn Lelek for $500. The shares were valued at $0.025 per share.

On February 29, 2016, the Company issued 20,000 shares of common stock to Tom Bosley for $500. The shares were valued at $0.025 per share

On February 18, 2016, the Company issued 1,400,000 shares of common stock to Rob Macdonald for $35,000. The shares were valued at $0.025 per share.

On April 11, 2016, the Company issued 1,500,000 shares of common stock to Erica Segovic as part of a consulting agreement. The shares were valued at $0.025 per share.

On April 21, 2016, as a part of the appointing Bill MacGillivary as the President, Chief Executive Officer, Chief Operating Officer and as a director, the Company issued 7,500,000 shares of common stock. The shares were valued at $0.025 per share, the current price of shares being sold to third parties, or $187,500.

On April 26, 2016, the Company issued 20,000 shares of common stock to Tony Bosley for $500. The shares were valued at $0.025 per share.

On May 18, 2016, the Company issued 20,000 shares of common stock to Tony Bosley for $500. The shares were valued at $0.025 per share.

On August 9, 2016, the Company issued 20,000 shares of common stock to Bradly Sparks for $500. The shares were valued at $0.025 per share.

On August 9, 2016, the Company issued 20,000 shares of common stock to Dawn Ullock for $500. The shares were valued at $0.025 per share.

On August 9, 2016, the Company issued 20,000 shares of common stock to Kyle Bartlett for $500. The shares were valued at $0.025 per share.

On August 9, 2016, the Company issued 20,000 shares of common stock to Lindsay Sparks for $500. The shares were valued at $0.025 per share.

On August 9, 2016, the Company issued 20,000 shares of common stock to Roderick Bartlett for $500. The shares were valued at $0.025 per share.

On September 6, 2016, the Company issued 400,000 shares of common stock to Rob Macdonald for $10,000. The shares were valued at $0.025 per share.

On September 6, 2016, the Company issued 400,000 shares of common stock to Dave Daniels for $10,000. The shares were valued at $0.025 per share.

All of the above offerings and sales were deemed to be exempt under rule 903 of Regulation S and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, and transfer was restricted by CLEANGOAL ENERGY, CORP., in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the purchasers in the Regulation S offering were not US persons as defined in Regulation S. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

Item 16. Exhibits

The following exhibits are included in this registration statement:

Exhibit. No.	Description of Exhibit	Filing

3.1	Certificate of Incorporation Delaware	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1.

3.1(a)	Articles of Continuance Wyoming	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1.

3.2	By-laws	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1.

5.1	Legal Opinion of Andrew Coldicutt	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1.

10.1	Form of Subscription Agreement	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1.

10.2	Employment Agreement by and between the Company and Kenneth Lelek	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1.

10.3	Consulting Agreement by and between Erica Segovich and the Company, dated April 11, 2016.	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1.

10.4	Consulting Agreement by and between Eric Horton and the Company, dated June 1, 2016	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1.

10.5	Joint Venture Agreement by and between the Company and AlgaeCan, Ltd., dated October 2, 2015	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1.

10.6	Promissory Note by and between the Company and Eric Horton, dated September 30, 2015	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1.

10.7	Promissory Note by and between the Company and Clean Goal Environmental, ltd., dated September 30, 2015	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1.

10.8	Consulting Agreement by and between Ric May and the Company, dated June 1, 2016	Filed with the SEC on November 1, 2016, as part of our Registration Statement on Form S-1/A1

23.1	Consent of Pritchett, Siler & Hardy, P.C.	Filed herewith.

23.2	Consent of Law Office of Andrew Coldicutt (attached as part of Exhibit 5.1)	Filed with the SEC on September 9, 2016, as part of our Registration Statement on Form S-1

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(D) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Miami, Florida on January 4, 2017.

CLEANGOAL ENERGY, CORP.

By:	/s/Bill MacGillivary
Bill MacGillivary
President, Chief Executive Officer, and Director

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Bill MacGillivary	Chief Executive Officer	January 4, 2017
Bill MacGillivary	Title	Date

/s/ Kenneth Lelek	Principal Financial Officer	January 4, 2017
Kenneth Lelek	Title	Date

/s/ Kenneth Lelek	Principal Accounting Officer	January 4, 2017
Kenneth Lelek	Title	Date

/s/ Bill MacGillivary	Director	January 4, 2017
Bill MacGillivary	Title	Date

/s/ Kenneth Lelek	Director	January 4, 2017
Kenneth Lelek	Title	Date

/s/ Wayne Miletta	Director	January 4, 2017
Wayne Miletta	Title	Date